UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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NATIONAL RETAIL PROPERTIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NATIONAL RETAIL PROPERTIES, INC.
450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Tel: 407-265-7348

March 26, 2007

To Our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of National Retail Properties, Inc. (the “Company”) on May 16, 2007 at 9:00 a.m. local time, at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801. Our directors and officers look forward to greeting you personally. Enclosed for your review are the Proxy Card, Proxy Statement and Notice of Meeting for the Annual Meeting of Stockholders, which describe the business to be conducted at the meeting. The matters proposed for consideration at the meeting are:

1. The election of seven directors;

2. The ratification of the selection of our independent registered public accounting firm for 2007;

3. The approval of the 2007 Performance Incentive Plan; and

4. The transaction of such other business as may come before the meeting or any adjournment thereof.

Whether you own a few or many shares of stock of the Company, it is important that your shares be represented. If you cannot personally attend the meeting, we encourage you to make certain you are represented at the meeting by signing and dating the accompanying proxy card and promptly returning it in the enclosed envelope. You may also vote either by telephone (1-800-690-6903) or on the Internet (http://www.proxyvote.com).  Returning your proxy card, voting by telephone or voting on the Internet will not prevent you from voting in person, but will assure that your vote will be counted if you are unable to attend the meeting.

Sincerely,

Craig Macnab
Chief Executive Officer

NATIONAL RETAIL PROPERTIES, INC.
450 South Orange Avenue, Suite 900
Orlando, Florida 32801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 16, 2007

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of NATIONAL RETAIL PROPERTIES, INC. will be held at 9:00 a.m. local time, on May 16, 2007, at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801, for the following purposes:

1. To elect seven directors;

2. To ratify the selection of the independent registered public accounting firm for 2007;

3. To approve the 2007 Performance Incentive Plan; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 20, 2007, will be entitled to notice of and to vote at the annual meeting or at any adjournment thereof.

Stockholders are cordially invited to attend the meeting in person. PLEASE VOTE, EVEN IF YOU PLAN TO ATTEND THE MEETING, BY COMPLETING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD, BY TELEPHONE (1-800-690-6903) OR ON THE INTERNET (http://www.proxyvote.com) BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD. If you decide to attend the meeting you may revoke your Proxy and vote your shares in person. It is important that your shares be voted.

By Order of the Board of Directors,

Christopher P. Tessitore
Executive Vice President, General Counsel and Secretary

March 26, 2007
Orlando, Florida

NATIONAL RETAIL PROPERTIES, INC.
450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Tel: 407-265-7348

PROXY STATEMENT

General.  This Proxy Statement is furnished by the Board of Directors of National Retail Properties, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be voted at the annual meeting of stockholders to be held on May 16, 2007, and at any adjournment thereof, for the purposes set forth in the accompanying notice of such meeting. All stockholders of record at the close of business on March 20, 2007 (the “Record Date”) will be entitled to vote. It is anticipated that this Proxy Statement and the enclosed Proxy will be mailed to stockholders on or about March 30, 2007.

Voting/Revocation of Proxy.  If you complete and properly sign and mail the accompanying proxy card, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

If you are a registered stockholder, you may vote by telephone (1-800-690-6903), or electronically through the Internet (http://www.proxyvote.com), by following the instructions included with your proxy card. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

Any proxy, if received in time, properly signed and not revoked, will be voted at such meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted FOR each of the proposals contained herein. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (1) by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, (2) by presentation at the annual meeting of a subsequent proxy executed by the person executing the prior proxy, or (3) by attendance at the annual meeting and voting in person.

Vote Required for Approval; Quorum.  The seven nominees for director who receive the most votes will be elected. If you indicate “withhold authority to vote” for a particular nominee by entering the number of any nominee (as designated on the proxy card) below the pertinent instruction on the proxy card, your vote will not count either for or against the nominee. As of the Record Date, 60,603,890 shares of the common stock of the Company (the “Common Stock”) were outstanding. Each share of Common Stock entitles the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. As of the Record Date, our executive officers and directors had the power to vote approximately 1.2% of the outstanding shares of Common Stock. Our executive officers and directors have advised us that they intend to vote their shares of Common Stock FOR each of the proposals contained herein.

Votes cast in person or by proxy at the annual meeting will be tabulated and a determination will be made as to whether or not a quorum is present. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be considered as present and entitled to vote with respect to such matter. Broker non-votes with respect to the election of directors will have no effect on the outcome of the vote on this proposal.

YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT TO US.

Solicitation of Proxies.  Solicitation of proxies will be primarily by mail. However, our directors and officers may also solicit proxies by telephone or telegram or in person. All of the expenses of soliciting proxies, including preparing, assembling, printing and mailing the materials used in the solicitation of proxies, will be paid by us. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at our expense, to the beneficial owners of shares held of record by such persons.

PROPOSAL I

ELECTION OF DIRECTORS

Nominees

The persons named below have been nominated by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for election as directors to serve until the next annual meeting of stockholders or until their successors shall have been elected and qualified. The table sets forth each nominee’s name, age, principal occupation or employment during at least the last five years, and directorships in other public corporations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES DESCRIBED BELOW FOR ELECTION AS DIRECTORS.

Name and Age	Background

Kevin B. Habicht, 47	Mr. Habicht has served as a director of the Company from June 2000 to the present, as Executive Vice President and Chief Financial Officer of the Company since December 1993 and as Treasurer of the Company since January 1998. Mr. Habicht served as Secretary of the Company from January 1998 to May 2003. Since 2000, Mr. Habicht has served as a director of Orange Avenue Mortgage Investments, Inc. (formerly, CNL Commercial Finance, Inc.), a commercial real estate lending company. Mr. Habicht is a Certified Public Accountant and a Chartered Financial Analyst.

Clifford R. Hinkle, 58	Mr. Hinkle has served as a director of the Company since 1993. Since 1991, Mr. Hinkle has been a founder, director and executive officer of Flagler Holdings, Inc., a merchant banking company, and related companies. He was a director of Century Capital Markets, LLC, a private financial consulting company, from 1999 to 2002. Since 2000, Mr. Hinkle has been a Vice President and Director of Murphy Investment Management Company, a registered investment advisor. Mr. Hinkle previously served as Executive Director and Chief Investment Officer of the State Board of Administration of Florida and managed over $40 billion in various trust assets.

Richard B. Jennings, 63	Mr. Jennings has served as a director of the Company since 2000. Mr. Jennings currently serves as President of Realty Capital International Inc. and Realty Capital International LLC, real estate investment banking firms, which he founded in 1991 and 1999, respectively. Mr. Jennings served as President of Jennings Securities LLC from 1995 through October 2006. From 1969-1991, Mr. Jennings held senior management positions at Landauer Real Estate Counselors, Drexel Burnham Lambert Incorporated, and Goldman, Sachs & Co. Mr. Jennings also serves as a director of Alexandria Real Estate Equities, Inc. and Cogdell Spencer, Inc. He is a licensed New York Real Estate Broker.

Ted B. Lanier, 72	Mr. Lanier has served as a director of the Company since 1988. Since his retirement in 1991 as Chairman and Chief Executive Officer of Triangle Bank and Trust Company, Raleigh, North Carolina, Mr. Lanier has managed his personal investments and managed investment accounts for various individuals and trusts.

Robert C. Legler, 63	Mr. Legler has served as a director of the Company since 2002. From 1973 until 1990, Mr. Legler was the founder and chairman of privately-held First Marketing Corporation, America’s largest publisher of newsletters serving nearly 500 clients in the commercial banking, brokerage, health care, cable television, travel and retail industries. Upon the sale of the company to Reed (now Reed Elsiever) in 1990, Mr. Legler served as non-executive Chairman of the Board of First Marketing until his retirement in September 2000. Mr. Legler has served as a director of Ligonier Ministries of Lake Mary, Florida for more than 20 years. From October 1999 through October 2001, he served as director of the Indian River Hospital Foundation of Vero Beach, Florida.

Craig Macnab, 51	Mr. Macnab has served as Chief Executive Officer of the Company since February 2004. Prior to joining the Company, Mr. Macnab was the Chief Executive Officer of JDN Realty Corporation (“JDN”), a publicly traded real estate investment trust, from April 2000 through March 2003. Mr. Macnab also served as a director of JDN from December 1993 until March 2003 and as a director of Per Se Technologies, Inc. from 2002 to 2007. Mr. Macnab is currently a director of Developers Diversified Realty Corp.

Robert Martinez, 72	Mr. Martinez has served as a director of the Company since 2002. From 1987 until 1991, Mr. Martinez served as the fortieth governor of the state of Florida and, from 1991 to 1993, served as the Director of the Office of National Drug Control reporting to the President of the United States. From 1999 to 2007, he served as managing director for Carlton Fields Government Consulting. In 2007, he assumed the position of Senior Policy Advisor at Holland and Knight LLP. From 1997-2001, Mr. Martinez also served as director of PRINEX Technologies, a manufacturer of ordinances and aerospace products for the United States Department of Defense and commercial enterprises.

In the event that any nominee(s) should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the Proxy will vote FOR the election of such other person in the place of such nominee(s) for the office of director as the Board of Directors may recommend.

Corporate Governance

General.  We are currently managed by an eight-member Board of Directors that consists of G. Nicholas Beckwith III and Messrs. Habicht, Jennings, Lanier, Legler, Macnab, Martinez and Hinkle, with Mr. Hinkle serving as Chairman. Mr. Beckwith III will cease to serve as a director as of the date of the annual meeting so that he may focus his time and attention to other business matters. As a result, the size of the Board will be reduced to seven as of the date of the annual meeting. We anticipate that we will seek to identify at least one qualified individual for consideration to serve as an independent director of the Board. The nomination of a candidate for a new Board of Directors position is subject to recommendation by the Governance and Nominating Committee and the appointment of the Board of Directors.

The Board has adopted a set of corporate governance guidelines, which, along with the written charters for our Board committees described below, provide the framework for the Board’s governance of the Company. Our corporate governance guidelines are available both on our website at http://www.nnnreit.com and in print to any stockholder who requests it.

Independence and Composition.  Our corporate governance guidelines and the rules and regulations of the New York Stock Exchange, which we refer to as the NYSE listing standards, each require that a majority of our Board of Directors are “independent” directors, as that term is defined in the NYSE listing standards.

The Board of Directors, upon the unanimous recommendation of the Governance and Nominating Committee, has determined that Messrs. Beckwith, Hinkle, Jennings, Lanier, Legler and Martinez, representing a majority of our Board of Directors, qualify as independent directors (the “Independent Directors”) as that term is defined in the NYSE listing standards. The Board made its determination based on information furnished by all directors regarding their relationships with us and our affiliates and research conducted by management. In addition, the Board consulted with our outside counsel to ensure that the Board’s determination would be consistent with all relevant securities laws and regulations as well as the NYSE listing standards.

Meetings and Attendance.  The Board of Directors met 13 times in the fiscal year ended December 31, 2006. Each of the nominees currently serving on the Board of Directors attended 96% of the meetings of (i) the Board of Directors and (ii) the committees of the Board of Directors on which he served. Our corporate governance guidelines provide that it is the responsibility of individual directors to make themselves available to attend scheduled and special Board meetings on a consistent basis. All of our directors as of the date of the 2006 annual meeting of the Company’s stockholders were in attendance for the 2006 annual meeting. In addition, non-management members of the Board of Directors met in executive session four times in the fiscal year ended December 31, 2006. Pursuant to our corporate governance guidelines, the Chairman of the Board presides at all executive sessions of the Board of Directors, except for executive sessions to discuss the compensation of our chief executive officer, which are chaired by the chairman of the Compensation Committee.

Interested Party Communications.  The Board of Directors has adopted a process whereby stockholders and other interested parties can send communications to our directors. Anyone wishing to communicate directly with one or more directors may do so in writing addressed to the director or directors, c/o National Retail Properties, Inc., 450 South Orange Avenue, Suite 900, Orlando, Florida 32801. All correspondence will be reviewed by the Secretary of the Company and forwarded directly to the addressee so long as, in the Secretary’s discretion, such correspondence is reasonably related to protecting or promoting legitimate interests of interested parties or the reliability of the financial markets.

Audit Committee

General.  The Board of Directors has established an Audit Committee, which is governed by a written charter, a copy of which is available both on our website at http://www.nnnreit.com and in print to any stockholder who requests it. Among the duties, powers and responsibilities of the Audit Committee as provided in its charter, the Audit Committee:

•	has sole power and authority concerning the engagement and fees of independent registered public accounting firms;

•	reviews with the independent registered public accounting firm the plans and results of the audit engagement;

•	pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm;

•	reviews the independence of the independent registered public accounting firm;

•	reviews the adequacy of our internal control over financial reporting; and,

•	reviews accounting, auditing and financial reporting matters with our independent registered public accounting firm and management.

Independence and Composition.  The composition of the Audit Committee is subject to the independence and other requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated by the SEC thereunder, which we refer to as the Exchange Act, and the NYSE listing standards.

The Board of Directors, upon the unanimous recommendation of the Governance and Nominating Committee, has determined that all current members of the Audit Committee meet the audit committee composition requirements of the Exchange Act and the NYSE listing standards and that each of Messrs. Jennings and Lanier qualifies as an “audit committee financial expert” as that term is defined in the Exchange Act.

Meetings.  The Audit Committee met seven times in the fiscal year ended December 31, 2006. Prior to February 8, 2006, Messrs. Lanier, Hinkle and Martinez were the members of the Audit Committee, with Mr. Lanier serving as Chairman. As of February 8, 2006, the Audit Committee consists of Messrs. Lanier, Jennings and Martinez, with Mr. Lanier serving as Chairman.

Governance and Nominating Committee

General.  The Board of Directors has established a Governance and Nominating Committee, which is governed by a written charter, a copy of which is available both on our website at http://www.nnnreit.com and in print to any stockholder who requests it. As provided in the Governance and Nominating Committee charter, the Governance and Nominating Committee:

•	identifies and recommends to the Board of Directors individuals to stand for election and reelection to the Board at our annual meeting of stockholders and to fill vacancies that may arise from time to time;

•	develops and makes recommendations to the Board for the creation, and ongoing review and revision of, a set of effective corporate governance principles that promote our competent and ethical operation and a policy governing ethical business conduct of our employees and Directors; and,

•	makes recommendations to the Board of Directors as to the structure and membership of committees of the Board of Directors.

Selection of Director Nominees.  Our corporate governance guidelines provide that the Governance and Nominating Committee will endeavor to identify individuals to serve on the Board who have expertise that is useful to us and complimentary to the background, skills and experience of other Board members. The Governance and Nominating Committee’s assessment of the composition of the Board includes (a) skills — business and management experience, real estate experience, accounting experience, finance and capital markets experience, and an understanding of corporate governance regulations and public policy matters, (b) character — ethical and moral standards, leadership abilities, sound business judgment, independence and innovative thought, and (c) composition — diversity, age and public company experience. The principal qualification for a director is the ability to act in the best interests of the Company and its stockholders. Each of the candidates for director named in this proxy statement have been recommended by the Governance and Nominating Committee and approved by the Board of Directors for inclusion on the attached proxy card.

The Governance and Nominating Committee also considers director nominees recommended by stockholders. See the section of this proxy statement entitled “PROPOSALS FOR NEXT ANNUAL MEETING” for a description of how stockholders desiring to make nominations for directors and/or to bring a proper subject before a meeting should do so. The Governance and Nominating Committee evaluates director candidates recommended by stockholders in the same manner as it evaluates director candidates recommended by our directors, management or employees.

Independence and Composition.  The NYSE listing standards require that the Governance and Nominating Committee consist solely of independent directors. The Board of Directors, upon the unanimous recommendation of the Governance and Nominating Committee, has determined that all current members of the Governance and Nominating Committee are “independent” as that term is defined in the NYSE listing standards.

Meetings.  The Governance and Nominating Committee met five times in the fiscal year ended December 31, 2006. Prior to February 8, 2006, Messrs. Hinkle, Jennings and Legler were the members of the Governance and Nominating Committee, with Mr. Legler serving as Chairman. As of February 8, 2006, the Governance and Nominating Committee consists of Messrs. Hinkle, Jennings and Beckwith, with Mr. Hinkle serving as Chairman.

Compensation Committee

General.  The Board of Directors has established a Compensation Committee, which is governed by a written charter, a copy of which is available both on our website at http://www.nnnreit.com and in print to any stockholder who requests it.

Processes and Procedures for Executive and Director Compensation Determinations

•	Role of Compensation Committee. The Compensation Committee is responsible for discharging the responsibilities of the Board of Directors with respect to approving and evaluating compensation plans, policies and programs for our executive officers and directors and approving all awards to any executive officer, director or associate under our equity incentive plans. The Compensation Committee also serves as the administrator of our 2000 Performance Incentive Plan and will serve as administrator under our 2007 Performance Incentive Plan, if adopted by our stockholders.

•	Role of Management in Compensation Determinations. The Compensation Committee considers the recommendations of Mr. Macnab when determining the base salary and incentive performance compensation levels of the executive officers. Similarly, the Compensation Committee also considers the recommendations of Mr. Macnab when setting specific Company and individual incentive performance targets. In addition, officers may be invited to attend committee meetings but are not present for any discussion of their own compensation. Management generally does not have a role in the setting of director compensation.

•	Role of Independent Compensation Consultants. Until mid-2006, the Committee had retained The Schonbraun McCann Group, LLC, a compensation consultant focusing on the REIT industry (“SMG”), as its independent compensation consultant to assist the Compensation Committee in evaluating executive compensation programs and in setting executive officers’ compensation. In November 2006, the Compensation Committee elected to retain Gressle & McGinley LLC, a compensation consultant focused on the REIT industry (“G&M”), to assist the Compensation Committee in evaluating executive and director compensation programs and in setting executive officers’ and directors’ compensation. The use of independent consultants provides additional assurance that our executive compensation programs are reasonable, consistent with Company objectives and competitive with executive compensation with companies in our peer group. SMG reported and G&M reports directly to the Compensation Committee and neither consultant performed any services for management during the term of their engagement. Both consultants regularly participated in committee meetings during the term of their engagement.

•	Delegation of Authority by the Committee. The Committee may delegate its authority to make and administer awards under our equity incentive plans to another committee of the Board of Directors or, except for awards to individuals subject to Section 16 of the Securities Exchange Act of 1934, to one or more of our officers. On an annual basis, the Committee typically authorizes a limited number of shares of restricted stock to be awarded by Craig Macnab, our Chief Executive Officer, to such of our non-executive associates as he determines, in consultation with our other executive officers. In connection with such grants, the Committee typically authorizes a tax gross-up cash payment to each recipient representing 25% of the fair market value of the stock award on the date of grant. The restricted stock typically vests 20% annually over a five-year period.

Our executive compensation programs and philosophy are described in greater detail under the section entitled “Compensation Discussion and Analysis.”

Independence and Composition.  The NYSE listing standards require that the Compensation Committee consist solely of independent directors. The Board of Directors, upon the unanimous recommendation of the Governance and Nominating Committee, has determined that all current members of the Compensation Committee are “independent” as that term is defined in the NYSE listing standards.

Meetings.  The Compensation Committee met four times in the fiscal year ended December 31, 2006. Prior to February 8, 2006, Messrs. Jennings, Legler and Martinez were the members of the Compensation Committee, with Mr. Jennings serving as Chairman. As of February 8, 2006, the Compensation Committee consists of Messrs. Legler, Beckwith and Martinez, with Mr. Legler serving as Chairman.

Compensation Committee Interlocks and Insider Participation.

No member of the Compensation Committee is or was previously an officer or employee of the Company, and no executive officer of the Company serves on the board of directors of any company at which any member of the Compensation Committee is employed.

Code of Business Conduct

Our directors, as well as our officers and employees, are also governed by our code of business conduct. Our code of business conduct is available both on our website at http://www.nnnreit.com and in print to any stockholder who requests it. Amendments to, or waivers from, a provision of the code of business conduct that applies to our directors, executive officers or employees will be posted to our website promptly following the date of the amendment or waiver.

Executive Officers

Our executive officers are listed below.

Name	Position

Craig Macnab	Chief Executive Officer
Julian E. Whitehurst	President and Chief Operating Officer
Kevin B. Habicht	Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer
Christopher P. Tessitore	Executive Vice President, General Counsel and Secretary
Paul E. Bayer	Executive Vice President

The background of Messrs. Macnab and Habicht are described at “PROPOSAL I — ELECTION OF DIRECTORS — Nominees.”

Julian E. Whitehurst, age 49, has served as President of the Company since May 2006 and as Chief Operating Officer of the Company since June 2004. He also previously served as Executive Vice President of the Company from February 2003 to May 2006, as Secretary of the Company from May 2003 to May 2006 and previously served as General Counsel from 2003 to 2006. Prior to February 2003, Mr. Whitehurst was a partner at the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A. He is a member of the International Council of Shopping Centers and the National Association of Real Estate Investment Trusts and the Association of Corporate Counsel.

Christopher P. Tessitore, age 39, has served as Executive Vice President of the Company since January 2007, as General Counsel since February 2006 and as Secretary since May 2006. He also previously served as Senior Vice President and Assistant General Counsel of the Company from 2005 to 2006. Prior to March 2005, Mr. Tessitore was a partner at the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A. Mr. Tessitore has served on the board of directors and executive committee of BETA Center, Inc. He is a member of the International Council of Shopping Centers and the National Association of Real Estate Investment Trusts.

Paul E. Bayer, age 45, has served as Executive Vice President of the Company since January 2007. He also previously served as Senior Vice President of the Company from September 2005 to December 2006. From September 1999 through September 2005, he served as Vice President of Leasing of the Company. Prior to September 1999, Mr. Bayer was a leasing agent at J. Donegan Company from 1994 through 1999. Mr. Bayer also previously served as a leasing agent for Combined Properties from 1992 until 1993 and as a marketing principal at Trammell Crow Company from 1988 until 1991. He is a member of the International Council of Shopping Centers.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company incorporated it by specific reference.

Management is responsible for the Company’s financial statements, internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is governed by a charter, a copy of which is available both on our website at http://www.nnnreit.com and in print to any stockholder who requests it. The Audit Committee charter is designed to assist the Audit Committee in complying with applicable provisions of the Exchange Act and the NYSE listing standards, all of which relate to corporate governance and many of which directly or indirectly affect the duties, powers and responsibilities of the Audit Committee.

Review and Discussions with Management and Independent Accountants.  In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), issues regarding accounting and auditing principles and practices and the adequacy of internal controls that could significantly affect the Company’s financial statements.

The Company’s independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence. The Committee has reviewed the original proposed scope of the annual audit of the Company’s financial statements and the associated fees and any significant variations in the actual scope of the audit and fees.

Conclusion.  Based on the review and discussions referred to above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC.

AUDIT COMMITTEE

Ted B. Lanier, Chairman
Richard B. Jennings
Robert Martinez

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objectives of Compensation Program

We believe our degree of success is largely attributable to the talent and dedication of our employees (whom we refer to as associates) and to the management and leadership efforts of our executive officers. Our goal is to establish a compensation program that will attract and retain talented corporate officers, motivate them to perform to their fullest potential, and align their long-term interests with the interests of our stockholders.

What Our Compensation Program is Designed to Reward and Other Policies

We believe that the most effective compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals, and which aligns executives’ interests with those of the stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of improving stockholder value. Our Compensation Committee (for purposes of this discussion and analysis, the “Committee”) evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior executive officers and that compensation provided to our executive officers remains competitive relative to the compensation paid to similarly situated executives of our peer companies. In making compensation decisions, the Committee considers the compensation practices and financial performance of REIT and other industry participants and from time to time receives assessments and advice regarding compensation practices from independent compensation consultants. In evaluating performance, the Committee considers quantitative and qualitative improvement in factors such as funds from operations (FFO) per share based metrics, capital structure, absolute and relative stockholder returns and individual performance and contribution to corporate goals and objectives. Additionally, the Committee makes a subjective assessment of our general performance, the executive officer’s contribution to our performance, the executive officer’s anticipated performance and contribution to our achievement of our long-term goals and the position, level and scope of the executive officer’s responsibility.

We believe that our compensation for executive officers, which includes the use of restricted stock awards, results in a significant alignment of interest between these individuals and our stockholders. In addition, under our Corporate Governance Guidelines, executive officers are strongly encouraged to own our common stock (including restricted stock) equal to a minimum of two times their annual base salary.

Accounting and Tax Considerations.

We select and implement the elements of compensation for their ability to help us achieve the objectives of our compensation program and not based on any unique or preferential financial accounting or tax treatment. However, when awarding compensation, the Committee is mindful of the accounting impact that will be caused as a result of the compensation expense related to the Committee’s actions. In addition, Section 162(m) of the Internal Revenue Code generally sets a limit of $1.0 million on the amount of annual compensation (other than certain enumerated categories of performance-based compensation) that we may deduct for federal income tax purposes. While we have not adopted a policy requiring that all compensation be deductible and expect that we may pay compensation that is not deductible when necessary to achieve our compensation objectives, we consider the consequences of Section 162(m) and, if our 2007 Performance Incentive Plan is adopted by our stockholders, a portion of our future restricted stock awards are intended to be performance-based grants which are exempt from the deduction limits of Section 162(m).

Timing of Restricted Stock Awards.

Restricted stock awards to our executive officers are typically made annually in conjunction with the review of the individual performance of our executive officers. The review and the annual restricted stock awards typically occur at the regularly scheduled February meeting of the Committee. For corporate and accounting measurement purposes, the date of grant of the restricted stock awards is the date of the meeting or such later date as specified by the Committee. However, the number of shares of restricted stock granted is based on our closing stock price on the last trading day of the preceding fiscal year for which the restricted stock was earned.

2006 Executive Compensation Components and How They Relate to Our Objectives

For the fiscal year ended December 31, 2006, base salary, non-equity incentive compensation (in the form of a cash bonus) and equity incentive compensation (in the form of restricted stock) were the principal components of compensation for the named executive officers. Executives also receive certain benefits and other perquisites. We believe that these compensation components provide an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value, and encourages executive recruitment and retention.

Base Salary

Base salary is intended to provide executive officers with a base level of compensation that is comparable to the base salaries awarded by comparable companies, with the understanding that a significant portion of each executive’s total compensation will be incentive based. In 2005, the Committee undertook an extensive review of the compensation of our executive officers as compared to the compensation of executive officers of companies in our peer group (the “2005 Review”). In connection with the 2005 Review, the Committee, with the assistance of The Schonbraun McCann Group, LLC, an independent compensation consultant focusing on the REIT industry (“SMG”), determined that our peer group included Realty Income Corporation, Lexington Corporate Properties, Inc., Capital Automotive REIT, Entertainment Properties Trust, Equity One, Inc., Developers Diversified Realty Corporation and Regency Centers Corporation. The Committee was provided with a detailed analysis of the compensation of our executive officers as compared to the executive officers of companies in our peer group, with the overall strategy of benchmarking base salary comparable to the peer group. As a result of the 2005 Review, the Committee set base salaries for executive officers in 2005. The Committee expects to undertake similar peer group compensation reviews every two or three years. In 2006, upon the recommendation of management, the Committee approved an approximately 4% inflationary increase to executive officer base salaries.

Non-Equity Incentive Compensation (Cash Bonuses)

Bonus Plan.  As described above, we believe that a significant portion of each executive officer’s total compensation should be provided in the form of incentive compensation. Thus, in consultation with SMG, in February 2006, the Committee approved a non-equity incentive compensation plan (the “Bonus Plan”) for executive officers. The bonus potential for executive officers under the Bonus Plan was based 75% upon our achievement of certain FFO per share based targets in 2006 (the “2006 Earnings Targets”), while 25% was based on individual performance as evaluated by the Committee, in the case of Mr. Macnab and as evaluated by Mr. Craig Macnab, our Chief Executive Officer, in the case of Mr. Julian E. Whitehurst, our President and Chief Operating Officer and Mr. Kevin B. Habicht, our Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer. The 2006 Earnings Targets were fixed by the Committee. FFO is generally considered by industry analysts and investors to be the most appropriate measure of performance of real estate investment companies. Total bonus potential for each of our executive officers in 2006 was based on the following percentages of their respective base salaries:

	Achievement of 2006 Earnings Targets(1)
	Threshold	Target	Maximum	Outperform
Named Executive Officer	Performance	Performance	Performance	Performance

Craig Macnab	50%	100%	150%	200%
Julian E. Whitehurst	50%	100%	125%	150%
Kevin B. Habicht	50%	100%	125%	150%
Dennis E. Tracy(2)	50%	100%	125%	150%

(1)	An interpolation provision applied in the event that actual results in 2006 fell between any of the 2006 Earnings Targets.

(2)	Effective April 4, 2006, Mr. Tracy ceased to be Executive Vice President and Chief Development Officer of CNLRS Development, Inc., one of our wholly-owned subsidiaries, and his employment was terminated. A discussion of the post-employment payments Mr. Tracy received pursuant to his employment agreement can be found under “Potential Payments Upon Termination or Change of Control” below.

In addition, the Committee reserved the right, in its sole discretion, to make further modifications to the Bonus Plan, to terminate the Bonus Plan or to elect not to make any awards under the Bonus Plan.

Awards under Bonus Plan.  In February 2007, the Committee met to consider awards to executive officers under the Bonus Plan. Based on achievement of the outperform 2006 Earnings Target, a review of Mr. Macnab’s performance in 2006 and a report from Mr. Macnab on the performance of the other executive officers in 2006, the Committee approved a cash bonus to Mr. Macnab equal to 200% of his base salary in 2006 and a cash bonus to each of Messrs. Whitehurst and Habicht equal to 150% of such officer’s base salary.

The February 2007 bonus awards are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

Equity Incentive Plan Compensation (Restricted Stock Awards)

Restricted stock grants are intended to provide the named executive officers with a significant interest in the long-term performance of our stock. The Committee has elected to use awards of restricted stock instead of other equity awards, such as stock options, because, as a REIT, which pays a large portion of its annual earnings to stockholders in the form of dividends, we believe that restricted stock provides a better incentive and alignment of interest than stock options. Following the 2005 Review, the Committee determined that our desired compensation objectives are better achieved by awarding restricted stock that is earned based on achievement of specified financial performance targets.

Restricted Stock Plan.  Thus, in consultation with SMG, in May 2006, the Committee approved an equity incentive compensation plan (the “Restricted Stock Plan”) for executive officers. The Restricted Stock Plan provided for grants of restricted stock based on our achievement of the 2006 Earnings Targets. In addition, the Committee reserved the right, in its sole discretion, to make further modifications to the Restricted Stock Plan, to terminate the Restricted Stock Plan or to elect not to make any awards under the Restricted Stock Plan. The Restricted Stock Plan has two components: a “retention” component and a “performance” component. Each of the components provides for a restricted stock grant potential for our executive officers in 2006 based on the percentages of their respective base salaries set forth on the chart set forth above under “Non-Equity Incentive Compensation (Cash Bonuses) — Bonus Plan.”

Retention Component.  The retention restricted stock would, if awarded, vest 20% per year over a five-year period. In addition, the executive officers would be entitled to receive dividends on unvested shares of retention restricted stock.

Performance Component.  As initially approved, the performance restricted stock would, if awarded, fully vest on January 1, 2010 if between January 1, 2007 and January 1, 2010, either:

•	we satisfy an annualized total return target, or

•	we satisfy certain annualized total return targets relative to the Morgan Stanley Capital, Inc. U.S. REIT Index.

Unlike the retention restricted stock, the executive officers would not be entitled to dividends on unvested shares of performance restricted stock.

In November 2006, the Committee engaged Gressle & McGinley LLC, an independent compensation consultant focused on the REIT industry (“G&M”) and requested that G&M, among other things, review the terms of the performance restricted stock component of the Restricted Stock Plan.

In February 2007, G&M presented the Committee with its analysis proposing revisions which would recognize the very limited size of the Company’s core peer group, add a performance metric based on FFO per share results and better reflect our ongoing performance over a three-year period.

Following a discussion between the Committee and G&M, the Committee elected to revise the vesting provisions of the performance restricted stock. Consequently, the performance restricted stock would, if awarded, fully vest as follows:

•	if we have satisfied a cumulative total return target during the period beginning January 1, 2007 and ending after January 1, 2009 and before January 1, 2012, or

•	if we have achieved an annual FFO per share based target at December 31, 2009, 2010 or 2011.

In addition, the awards would 50% vest upon the achievement of a lower set of annualized total return and FFO per share targets. On January 1, 2012, an interpolated number of shares of performance restricted stock will vest if we have achieved the 50% vesting targets, but not the 100% vesting targets.

Awards under Restricted Stock Plan.  In February 2007, based on achievement of the outperform 2006 Earnings Target, pursuant to each of the components of the Restricted Stock Plan, the Committee approved grants of restricted stock to Mr. Macnab with a value equal to 200% of his base salary in 2006 and grants of restricted stock to each of Messrs. Whitehurst and Habicht equal to 150% of such officer’s base salary.

Although the grant date of the restricted stock for corporate and accounting measurement purposes was February 5, 2007, the date of the Committee meeting at which the grants were approved, the number of shares of restricted stock granted was based on our closing stock price of $22.95 per share on December 31, 2006.

Although the February 2007 restricted stock grants were intended to reward our executive officers for 2006 performance, the February 2007 restricted stock awards are not reflected in the Equity Compensation Tables below because there was no impact of these grants for FAS 123R reporting purposes on our consolidated financial statements for the year ended December 31, 2006. These grants will be reflected in the Equity Compensation Tables included in our proxy statement for the 2008 annual meeting of stockholders.

Benefits and Other Perquisites

We provide benefits to our executive officers under the National Retail Properties, Inc. Retirement Plan. We do not sponsor a defined benefit pension plan for our executive officers or any other associates. Our executive officers are eligible to receive, on the same basis as other associates, employer matching contributions under the plan. This allows our executive officers to save for their retirement on a tax-deferred basis through the Section 401(k) savings feature of the plan, with the Company-funded portion of these benefits based on matching the contributions of the executive officers.

Our executive officers are also eligible to participate in the other employee benefit and welfare plans that the Company maintains on similar terms as associates who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under such plans.

We do not consider perquisites to be a principal component of our executive officers’ compensation. Costs attributed to the perquisites and other personal benefits afforded to the named executive officers for the fiscal year ended December 31, 2006 are shown in the “Other Compensation” column of the Summary Compensation Table below.

We believe that our executive officer benefit and perquisite programs provided are reasonable and competitive with benefits and perquisites provided to executive officers of other REITs, and are necessary to sustain a fully competitive executive compensation program.

Other

Promotion of Julian E. Whitehurst.  On May 11, 2006, the Board of Directors promoted Julian E. Whitehurst to President and Chief Operating Officer. In recognition of Mr. Whitehurst’s promotion and additional responsibilities, effective June 1, 2006, the Committee approved a grant of 14,000 shares of common stock, which vested immediately. In addition, the Committee approved a tax gross-up cash payment representing 25% of the fair market value of the stock award on the date of grant.

Acceleration of Vesting of Restricted Stock.  On May 1, 2006, we changed our corporate name from Commercial Net Lease Realty, Inc. to National Retail Properties, Inc. On May 16, 2006, we closed the sale of our Washington, DC, office property, which resulted in a significant gain. These events completed both our rebranding and refocusing of our strategy exclusively on triple-net lease retail properties. Effective May 23, 2006, the Committee approved the acceleration of vesting of unvested restricted stock previously granted to certain of our executive officers who were integral to the successful sale of our Washington, DC office property and implementation of our new branding and strategy. As a result of the vesting acceleration, 31,661 shares of restricted stock held by our executive officers, which would otherwise have vested through January 1, 2009, immediately vested. Of the 31,661 shares, 20,000 shares held by Mr. Macnab would have vested on January 1, 2008, 6,000 shares held by Mr. Whitehurst would have vested on January 1, 2007 and 5,661 shares held by Mr. Habicht would have vested pro-rata on each of January 1, 2007, 2008 and 2009.

New Employment Agreements

Historically, because the employment agreements of most of our executive officers provided for automatic renewal, the Committee reviews the terms of the employment agreements periodically and before a renewal occurs to determine whether the terms of the agreements continue to further our goals. In early 2006, the Committee and Mr. Macnab began discussions regarding the renewal of Mr. Macnab’s existing employment agreement, which was scheduled to expire in February 2007. In connection with its discussions with Mr. Macnab, the Committee was provided with summaries of the employment agreements of each executive officer as well as summaries of employment agreements of executive officer of certain REITs within the peer group identified by SMG in 2005. In addition, the Committee received guidance from SMG regarding current trends in executive compensation.

Effective May 16, 2006, the Committee approved a new employment agreement between Mr. Macnab and the Company, which amended and restated Mr. Macnab’s prior employment agreement. A description of the terms of Mr. Macnab’s employment agreement, including post-employment payments and triggers, can be found under “Potential Payments Upon Termination or Change of Control” below.

Following the approval of Mr. Macnab’s employment agreement, for purposes of ensuring greater consistency of employment terms with our executive officers, the Committee determined that it would be appropriate to review the employment agreements with Messrs. Whitehurst and Habicht. As a result, in August 2006, the Committee approved new employment agreements between each of Messrs. Whitehurst and Habicht and the Company, which amended and restated their prior employment agreements. These agreements are substantially similar to Mr. Macnab’s agreement, except for salary and post-employment payments in certain circumstances. A description of the terms of Messrs. Whitehurst’s and Habicht’s employment agreements, including post-employment payments and triggers, can be found under “Potential Payments Upon Termination or Change of Control” below.

We believe that the protections provided to our executive officers in their employment agreements, particularly the post-employment payments, should help us achieve our goal of retaining our executive officers and are customary in industry practice.

Executive Compensation Tables

The following table shows total compensation paid or earned by the named executive officers for the fiscal year ended December 31, 2006.

Summary Compensation Table

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)	($)(2)	($)	($)(3)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Craig Macnab	2006	$486,720	—	$979,413	—	$973,440	—	$231,036	$2,670,609
Chief Executive Officer
Julian E. Whitehurst	2006	$286,520	—	$625,213	—	$429,780	—	$134,761	$1,476,274
President and Chief Operating Officer
Kevin B. Habicht	2006	$280,800	—	$301,809	—	$421,200	—	$142,545	$1,146,354
Executive Vice President, Chief Financial Officer, Assistant Secretary & Treasurer
Dennis E. Tracy	2006	$78,752	—	$309,824	—	—	—	$440,381	$828,957
Former Executive Vice President and Chief Development Officer of CNLRS Development, Inc.

(1)	The amounts in column (e) represent the expense recognized for financial statement reporting purposes with respect to the fiscal year in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No 123 (revised 2004) Share-Based Payment (FAS 123R). Our calculations in accordance with FAS 123R were made with the assumptions and other criteria, as set forth in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006. The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards Table below as well as awards granted in 2003, 2004 and 2005 for which we continued to recognize expense in 2006.

(2)	The amounts in column (g) represent the cash bonuses awarded to the named executive officers, which are discussed on page 11 under “Compensation Discussion and Analysis — 2006 Executive Compensation Components and How They Relate to Our Objectives — Non-Equity Incentive Compensation (Cash Bonuses).”

(3)	The amounts in column (i) represent:

•	reimbursement payments for taxes incurred in connection with the vesting of restricted stock awards ($198,450 for Mr. Macnab, $126,184 for Mr. Whitehurst, $134,025 for Mr. Habicht and $92,825 for Mr. Tracy);

•	the Company’s contribution to the Company’s 401(k) plan on behalf of the named executive officers;

•	life insurance premiums paid by the Company with respect to life insurance for the benefit of the named executive officers ($270 for each of Messrs. Macnab, Whitehurst and Habicht, and $113 for Mr. Tracy);

•	with respect to Mr. Tracy, severance payments of $339,194 (see footnote 4 below); and

•	with respect to Mr. Macnab, a payment of $18,066 for legal services provided to Mr. Macnab in connection with the negotiation of his employment agreement with the Company.

(4)	Effective April 4, 2006, Mr. Tracy’s employment with the Company as well as the employment agreement between CNLRS Development, Inc., a wholly owned subsidiary of the Company and Mr. Tracy was terminated pursuant to a mutual understanding of the parties. The employment agreement was terminated by the Company without cause; therefore, the Company is obligated to pay Mr. Tracy twice his current annual salary payable in twelve (12) equal monthly installments and continue certain fringe benefits for one year. In addition, upon termination, Mr. Tracy’s options and restricted stock awards vested in full. Mr. Tracy’s payments upon termination are more fully described below under the section entitled “Potential Payments Upon Termination or Change of Control.”

The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers of the Company during or for the fiscal year ended December 31, 2006.

Grants of Plan-Based Award

								All Other		All Other
								Stock		Option
								Awards:		Awards:	Exercise
								Number of		Number of	or Base	Grant Date
								Shares of		Securities	Price of	Fair Value
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Stock		Underlying	Option	of Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units		Options	Awards	and Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)		(#)	($/Sh)	Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)	(k)	(l)

Craig Macnab	02/05/07	$243,360	$486,720	$973,440	—	—	—	—		—	—	—
Julian E. Whitehurst	06/01/06	—	—	—	—	—	—	14,000	(2)	—	—	$270,200
	02/05/07	$143,260	$286,520	$429,780	—	—	—	—		—	—	—
Kevin B. Habicht	02/05/07	$140,400	$280,800	$421,200	—	—	—	—		—	—	—
Dennis E. Tracy	—	—	—	—	—	—	—	—		—	—	—

(1)	The amounts shown in columns (c)-(e) reflect the bonus potential under the Bonus Plan. The actual bonus amounts earned by each named executive officer in 2006 are reported under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table. For a detailed discussion of the Bonus Plan, see “Compensation Discussion and Analysis — 2006 Executive Compensation Components and How They Relate to Our Objectives — Non-Equity Incentive Compensation Cash Bonuses” above.

(2)	Represents a one-time award to Mr. Whitehurst in recognition of his promotion to President and Chief Operating Officer on May 11, 2006.

The following table sets forth certain information with respect to equity awards outstanding as of December 31, 2006 for each of the named executive officers.

Outstanding Equity Awards at Fiscal Year-End

Stock Awards
Equity
Incentive
Plan Awards:
	Option Awards								Equity		Market or
			Equity						Incentive		Payout
			Incentive						Plan Awards:		Value of
			Plan Awards:					Market	Number of		Unearned
	Number of	Number of	Number of			Number of		Value of	Unearned		Shares,
	Securities	Securities	Securities			Shares or		Shares or	Shares, Units		Units or
	Underlying	Underlying	Underlying			Units of		Units of	or Other		Other
	Unexercised	Unexercised	Unexercised	Option		Stock That		Stock	Rights That		Rights That
	Options	Options	Unearned	Exercise	Option	Have Not		That Have	Have Not		Have Not
	(#)	(#)	Options	Price	Expiration	Vested		Not Vested	Vested		Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)		($)	(#)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)

Craig Macnab	—	—	—	—	—	63,144	(1)	$1,449,155	20,153	(4)	$462,511
Julian E. Whitehurst	—	—	—	—	—	48,569	(2)	$1,114,659	9,060	(4)	$207,927
Kevin B. Habicht	20,000	—	—	$17.38	3/31/2008	26,576	(3)	$609,919	9,060	(4)	$207,927
	23,000	—	—	$10.63	6/16/2010

(1)	The restricted shares vest as follows: 30,786 in 2007; 10,786 in 2008; 10,786 in 2009 and 10,786 in 2010.

(2)	The restricted shares vest as follows: 10,483 in 2007; 17,982 in 2008; 8,981 in 2009; 8,981 in 2010; and 2,142 in 2011.

(3)	The restricted shares vest as follows: 8,317 in 2007; 5,458 in 2008; 5,458 in 2009; and 7,343 in 2010.

(4)	The restricted shares vest 20% annually from 2006 through 2010 provided that the Company meets certain total shareholder return thresholds.

The following table sets forth certain information with respect to exercised stock options and vested restricted stock of the named executive officers during the fiscal year ended December 31, 2006.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($)	Vesting (#)	on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Craig Macnab	—	—	50,786	$1,013,511
Julian E. Whitehurst	—	—	43,244	$947,690
Kevin B. Habicht	26,000	$133,913	32,067	$647,281
Dennis E. Tracy	35,500	$191,188	33,483	$660,769

Director Compensation

						Change in
						Pension
	Fees					Value and
	Earned or				Non-Equity	Nonqualified
	Paid in		Stock	Option	Incentive Plan	Deferred	All Other
	Cash		Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)		($)(1)	($)	($)	Earnings	($)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)

G. Nicholas Beckwith III	—		$60,859	—	—	—		$60,859
Clifford R. Hinkle	$24,000		$82,133					$106,133
Richard B. Jennings	—		$82,133	—	—	—		$82,133
Ted B Lanier	$10,000		$82,133	—	—	—		$92,133
Robert C. Legler	$6,000	(2)	$82,133	—	—	—		$88,133
Robert Martinez	—		$82,133			—		$82,133

(1)	With the exception of Mr. Beckwith, the awards shown in column (c) represent annual grants made to directors of the Company. The grant to Mr. Beckwith represents a pro-rata portion of the annual grant made to directors of Company after his initial appointment to the Board of Directors in February 2006.

(2)	The cash fees earned by Mr. Legler were deferred into shares of our common stock under our Director’s Deferred Fee Plan, which is described in greater detail below.

The Company only compensates non-employee directors for services provided as directors of the Company. Each non-employee director received 3,750 shares of unrestricted stock. Additionally, the Chairman of the Board, the Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Chairman of the Governance and Nominating Committee received $18,000, $10,000, $6,000 and $6,000, respectively.

A Deferred Fee Plan was established by the Company for the benefit of its directors and their beneficiaries. A director may elect to defer all or part of his or her director’s fees to be earned in any calendar year by filing a deferred fee agreement with the Company no later than December 15 of the previous year. A director has the option to have deferred fees paid in cash, in shares of common stock or in a combination of cash and common stock. If the director elects to have the deferred fees paid in stock, the number of shares allocated to the director’s stock account is determined based on the market value of the common stock on the day the deferred director’s fees were earned. A director is entitled to receive the vested portion of the amounts credited to his or her deferred fee account or the earlier of a change of control or the time specified in such director’s fee agreement.

The following table sets forth fees deferred into shares of common stock by directors under the Deferred Fee Plan.

	Number of Shares Credited to Deferred Fee Account
Name	2006	Total

Richard B. Jennings	1,031	8,915
Robert C. Legler	4,966	12,396
Robert Martinez	4,680	12,064

Total	10,677	33,375

Potential Payments Upon Termination or Change of Control

The Company entered into an employment agreement with Mr. Macnab on May 16, 2006 and into employment agreements with Messrs. Habicht and Whitehurst on August 17, 2006. Messrs. Macnab, Habicht and Whitehurst are collectively referred to herein as the “Executives” and each, an “Executive.” Each agreement contains severance provisions that provide for payment to the Executive upon the occurrence of certain events, including death or disability, termination by the Company for “cause” or by the Executive without “good reason,” termination by the Company without “cause” or by the Executive with “good reason,” and termination upon expiration of the employment agreement. In the event the Executive is unable to perform his job duties due to death or disability, the agreement provides for payment of his accrued salary, a prorated performance bonus and, for a period of one year following termination of the agreement due to death, health benefits under the Company’s health plans and programs to the Executive’s dependents. In the event the Executive is terminated by the Company for “cause” or the Executive terminates the agreement without “good reason,” the Executive is entitled to his accrued salary and benefits prior to the date of termination.

The agreement also contains severance provisions that call for payment to the Executive of the following amounts in the event that he is terminated without “cause” or he resigns for “good reason”:

•	accrued and unpaid salary through the date of termination;

•	a cash payment equal to 250% of his annual salary (with respect to Mr. Macnab, a cash payment equal to 300% of his annual salary);

•	a cash payment equal to 250% of his average bonus for the last three years of employment under the agreement (with respect to Mr. Macnab, a cash payment equal to 300% of his average bonus for the last three years of employment under the agreement);

•	immediate vesting of his restricted stock awards, stock options and other equity awards;

•	for a period of one year after termination (but in no event after the Executive becomes eligible to receive benefits of the same type from another employer), health benefits under the Company’s health plans and programs generally available to senior executives of the Company; and

•	in the event of such a termination upon or after a “change of control,” a prorated annual bonus at the target level for the year in which termination occurred.

In the event that the employment agreement naturally terminates at the end of its term because the Company elects not to renew, the Executive will be entitled to the following severance payments:

•	accrued and unpaid salary through the date of termination;

•	two times his annual salary if the non-renewal is at the end of the initial three-year term and his annual salary if the non-renewal is at the end of any subsequent renewal term;

•	if the non-renewal is at the end of the initial three-year term, immediate vesting of his restricted stock awards, stock options and other equity awards that are exclusively time-based vesting;

•	for a period of one year after termination (but in no event after the Executive becomes eligible to receive benefits of the same type from another employer), health benefits under the Company’s health plans and programs generally available to senior executives of the Company; and

•	a prorated annual bonus at the target level for the year in which termination occurred.

In addition to the foregoing payments, each Executive shall be entitled to gross-up payments to the extent such payments result in the imposition of excise tax, interest or penalties.

“Cause” is defined in each Executive’s agreement as the Executive’s:

•	conviction of (or pleading nolo contendere to) an indictment or information that is filed against Executive and is not discharged or otherwise resolved within 12 months thereafter, and said indictment of information charged Executive with a felony, any crime of moral turpitude, or any crime which is likely to result in material injury to the Company;

•	the continued failure by Executive substantially to perform his duties or to carry out the lawful directives of the Board of Directors;

•	material breach of a fiduciary duty relating to Executive’s employment with the company, or otherwise engaging in gross misconduct or willful or gross neglect (in connection with the performance of his duties) which is materially injurious to the Company; or

•	material breach of the non-competition and confidentiality clauses set forth in his employment agreement.

“Good reason” is defined in each agreement as, unless otherwise consented to by Executive:

•	a material reduction in Executive’s position, authority, duties or responsibilities;

•	a reduction in the annual salary of Executive;

•	the relocation of Executive’s office to more than 50 miles from the Company’s principal place of business in Orlando, Florida;

•	the Company’s material breach of his employment agreement;

•	the Company’s failure to obtain an agreement from any successor to the business of the Company by which the successor assumes and agrees to perform his employment agreement; or

•	with respect to Mr. Macnab, a change in Executive’s reporting responsibilities such that he is no longer reporting directly to the Board.

“Change of control,” as defined in each agreement, means:

•	a “person” or “group” (which terms shall have the meaning they have when used in Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, any corporation owned directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company) becomes (other than solely by reason of a repurchase of voting securities by the Company), the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the combined voting power of the Company’s then total outstanding voting securities, provided, however, that in no event shall a change of control for purposes of each Agreement be deemed to have arisen merely by virtue of a “person” or “group” having become a direct or indirect owner of Company securities (such that a change of control would otherwise have been deemed to have occurred), if the Executive is a member of such person or group; or

•	the Company consolidates with or merges with or into another corporation or partnership or conveys, transfers or leases, in any transaction or series of transactions, all or substantially all of its assets to any corporation or partnership, or any corporation or partnership consolidates with or merges with or into the Company, in any event pursuant to a transaction in which the outstanding voting stock of the Company is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding voting securities of the Company are changed into or exchanged for voting securities of the surviving corporation and (ii) the persons who were the beneficial owners of the Company’s voting securities immediately prior to such transaction beneficially own immediately after such transaction 50% or more of the total outstanding voting power of the surviving corporation, or the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

Effective April 4, 2006, the employment agreement between CNLRS Development, Inc., a wholly owned subsidiary of the Company and Mr. Dennis E. Tracy was terminated without cause pursuant to a mutual understanding of the parties. Upon termination of his employment agreement, Mr. Tracy became entitled to receive:

•	accrued and unpaid salary through the date of his termination, which amounted to $78,752;

•	a cash payment equal to 200% of his annual salary, which amounted to $432,640, payable in twelve (12) equal monthly installments;

•	immediate vesting of his restricted stock awards, stock options and other equity awards, the aggregate dollar amount of which was $309,824; and

•	for a period of one year after termination (but in no event after Mr. Tracy becomes eligible to receive benefits of the same type from another employer), health benefits under the Company’s health plans and programs generally available to senior executives of the Company, the total value of which is approximately $16,000.

“Cause” is defined in Mr. Tracy’s agreement as Mr. Tracy’s:

•	conviction of (or pleading nolo contendere to) any felony, or a misdemeanor involving moral turpitude, or an indictment for any felony or misdemeanor involving moral turpitude, if such indictment is not discharged or otherwise resolved within eighteen (18) months;

•	commission of an act of fraud, theft or dishonesty related to the performance of his duties under his employment agreement;

•	material violation of the non-competition and confidentiality clauses set forth in his employment agreement; or

•	willful and continuing material breach of his employment agreement.

The amount of compensation payable to each named executive officer upon any termination is shown below. All estimates are based on an assumed termination date of December 31, 2006. The actual payments due on terminations occurring on different dates could materially differ from the estimates in the table.

Termination Upon Death or Disability

			Early Vesting of
Name	Salary(1)	Bonus	Stock Awards	Other(2)	Total

Craig Macnab	$81,120	$486,720	$1,449,155	$13,616	$2,030,611
Julian E. Whitehurst	$47,753	$286,520	$1,114,659	$14,232	$1,463,164
Kevin B. Habicht	$46,800	$280,800	$609,919	$14,232	$951,751

(1)	Payable in the case of death only and represents payment of two months of the Executive’s salary.

(2)	Represents payment of health benefits for spouse and dependents of Executive for one year following the event of death.

Termination by the Company without Cause; Termination by Executive for Good Reason

			Early Vesting of		Change of Control
Name	Severance Amount		Stock Awards	Other(3)	Payment(4)	Total

Craig Macnab	$3,311,100	(1)	$1,911,666	$13,616	$486,720	$5,723,102
Julian E. Whitehurst	$1,447,575	(2)	$1,322,586	$14,232	$286,520	$3,070,913
Kevin B. Habicht	$1,418,833	(2)	$817,846	$14,232	$280,800	$2,531,711

(1)	Represents a cash payment of 300% of annual salary payable in equal installments over a 12 month period, provided that if Mr. Macnab is terminated following a change of control the amount is payable in one lump sum no more than ten days following delivery of the release and a cash payment of 300% of Mr. Macnab’s average annual bonus for the three contract years preceding termination, payable in equal installments over a 12 month period, provided that if Mr. Macnab is terminated following a change of control the amount is payable in one lump sum no more than ten days following delivery of a release.

(2)	Represents a cash payment of 250% of annual salary payable in equal installments over a 12 month period, provided that if Messrs. Habicht or Whitehurst are terminated following a “change of control” the amount is payable in one lump sum no more than ten days following delivery of the release and a cash payment of 250% of Mr. Habicht’s and Mr. Whitehurst’s average annual bonus for the three contract years preceding termination, payable in equal installments over a 12 month period, provided that if Messrs. Habicht or Whitehurst are terminated following a change of control the amount is payable in one lump sum no more than ten days following delivery of a release.

(3)	Represents payment of health benefits, health plans and other perquisites.

(4)	Represents a cash payment of prorated annual bonus at the “target” level for the year of termination, payable if the Executive is terminated upon a change of control.

Termination upon Expiration of the Employment Agreement

	Severance	Early Vesting of
Name	Amount(1)	Stock Awards	Other(2)	Bonus(3)	Total

Craig Macnab	$973,440	$1,449,155	$13,616	$486,720	$2,922,931
Julian E. Whitehurst	$573,040	$1,114,659	$14,232	$286,520	$1,988,451
Kevin B. Habicht	$561,600	$609,919	$14,232	$280,800	$1,466,551

(1)	Represents cash payment of 200% of annual salary payable in equal installments over a 12-month period.

(2)	Represents payment of health benefits, health plans and other perquisites for one year following termination.

(3)	Represents a cash payment of prorated annual bonus at the “target” level for the year of termination.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company incorporated it by specific reference.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, both filed with the SEC.

COMPENSATION COMMITTEE

Robert C. Legler, Chairman
G. Nicholas Beckwith III
Robert Martinez

PROPOSAL II

PROPOSAL TO RATIFY
ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In May 2006, the Audit Committee decided to issue a request for proposals to review other independent registered public accounting firms as prospective independent accountants for the Company. Subsequently, Audit Committee members reviewed written proposals from several independent public accounting firms and participated in interviews with each of the firms. On June 30, 2006, the Audit Committee decided to engage Ernst & Young LLP to serve as the Company’s principal independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2006 and to review quarterly interim results beginning with the third quarter ending September 30, 2006. KPMG LLP (“KPMG”) was dismissed as the Company’s auditors effective with the completion of the review of the interim financial information included in the Company’s Form 10-Q for the quarter ended June 30, 2006.

KPMG’s reports on our consolidated financial statements for each of the two most recent fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During our two most recent fiscal years and through the date of KPMG’s dismissal, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. During that period and through the date hereof, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

During our two most recent fiscal years and prior to Ernst & Young LLP’s engagement, we did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events required to be disclosed under Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Audit Committee currently believes that we should continue our relationship with Ernst & Young LLP and have appointed Ernst & Young LLP to continue as our independent accountants for the fiscal year ending December 31, 2007. In the event that the stockholders do not ratify this appointment by the requisite vote, the Audit Committee will reconsider its appointment of Ernst & Young LLP.

A representative of Ernst & Young LLP will be present at the annual meeting and will be provided with the opportunity to make a statement if desired. Such representative will also be available to respond to appropriate questions.

Fiscal 2006 and 2005 Audit Firm Summary.  During the fiscal years ended December 31, 2006 and 2005, we retained KPMG LLP and Ernst & Young LLP to provide services in the following categories and amounts:

	Fiscal Year 2006		Fiscal Year 2005
	Ernst &
	Young LLP	KPMG LLP	KPMG LLP

Audit Fees(1)	$261,199	$342,766	$523,593
Audit Related Fees(2)	—	5,750	7,500

Total Audit and Audit Related Fees	$261,199	348,516	531,093
Tax Fees(3)	—	77,450	27,500

Total Fees	$261,199	$425,966	$558,593

(1)	Audit fees include the audit fee and fees for comfort letters, attest services, consents and assistance with and review of documents filed with the SEC.

(2)	Audit related fees consist of fees incurred for consultation concerning financial accounting and reporting standards, performance of agreed-upon procedures, and other audit or attest services not required by statute or regulation.

(3)	Tax fees consist of fees for tax compliance services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants.  Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent accountants. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent accountants.

Prior to engagement of the independent accountants for the next year’s audit, management will submit to the Audit Committee for approval an aggregate of services expected to be rendered during that year for each of the services described above in the caption’s Audit Fees, Audit Related Fees and Tax Fees.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent accountants and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent accountants for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent accountants.

For the fiscal years ended December 31, 2006 and 2005, the Audit Committee pre-approved 100% of services described above in the captions Audit Related Fees and Tax Fees. For the fiscal year ended December 31, 2006, no hours expended on Ernst & Young LLP or KPMG LLP’s engagement to audit our financial statements were attributed to work performed by persons other than full-time, permanent employees of Ernst & Young LLP and KPMG LLP, respectively.

Pursuant to our Audit Committee charter, the Audit Committee may delegate pre-approval authority to the chairman of the Audit Committee, who shall promptly advise the remaining members of the Audit Committee of such approval at the next regularly scheduled meeting.

The Board of Directors unanimously recommends that you vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2007.

PROPOSAL III

APPROVAL OF THE
2007 PERFORMANCE INCENTIVE PLAN

General.  Our Board of Directors adopted the 2007 Performance Incentive Plan (the “Plan”) on March 12, 2007 subject to the approval of our stockholders. The Board of Directors is recommending the Plan to our stockholders for approval. The Plan (the “Plan”) is intended to replace the 2000 Performance Incentive Plan. If the Plan is approved by our stockholders, no new awards will be made under the 2000 Performance Incentive Plan.

Reasons for the Plan.

Based upon the last reported sale price on the New York Stock Exchange on March 12, 2007 ($24.04 per share), the maximum aggregate value of the 5,900,000 shares of common stock reserved for under the Plan would be $141,836,000.

The Board of Directors established the Plan to promote the best interests of the Company and its stockholders by assisting the Company and its affiliates in the recruitment and retention of persons with ability and initiative, providing an incentive to such persons to contribute to the growth and success of our businesses by affording such persons equity participation in the Company and associating the interests of such persons with those of the Company and its affiliates and stockholders. The classes of persons who will be eligible to participate in, and the basis of their participation in, the Plan are described below in “Summary of the 2007 Performance Incentive Plan.” As of March 12, 2007, there are a total of 212,921 shares subject to outstanding options under the 2000 Performance Incentive Plan. There are 957,832 shares of common stock remaining available for issuance under the 2000 Performance Incentive Plan. The Board of Directors believes that the remaining number of shares of common stock available for issuance under the 2000 Performance Incentive Plan is not sufficient for future granting needs and that 2007 Performance Incentive Plan is necessary to provide for an adequate number of shares to be available for grants in the future. The Board of Directors believes that implementing the 2007 Performance Incentive Plan will help us achieve the purposes of the Plan set forth above.

Section 162(m) of the Code (“Section 162(m)”) limits a corporation’s income tax deduction for compensation paid to each executive officer to $1 million per year unless the compensation qualifies as “performance-based compensation.” In general, for a grant under the Plan to qualify as “performance-based compensation,” the Plan must have been approved by the Company’ public stockholders. Stock options and stock appreciation rights granted under the Plan are treated as performance-based compensation exempt from the deduction disallowance rule of Section 162(m). Other awards of compensation under the Plan may also qualify as performance-based compensation exempt from the deduction disallowance role of Section 162(m) if payment of the award is made contingent on the attainment of the specified performance objectives included in the Plan.

No grants under the Plan will be made following the date of the 2007 Annual Meeting of Stockholders unless the stockholders approve the Plan.

Summary of the 2007 Performance Incentive Plan.

The Plan authorizes the issuance of options to purchase shares of common stock and the grant of bonus stock awards, restricted common stock awards, stock appreciation rights, deferred shares, performance shares and performance units. Set forth below is a summary of the material terms of the Plan. The statements contained in the summary are intended only to summarize the Plan and are qualified in their entirety by reference to the Plan itself. For a more complete description of the terms of the Plan, you should read a copy of the Plan which is attached to this proxy statement as Annex A.

Summary

Administration.  Administration of the Plan has been delegated to the Board of Directors unless the Board of Directors delegates all or any portion of its authority to administer the Plan to a committee (the “Committee”). The Committee shall consist solely of two (2) or more independent, non-employee directors who are “outside directors” within the meaning of Section 162(m). To the extent not prohibited by our charter or bylaws and as permitted under the Maryland General Corporation Law, the Committee, in its discretion, may delegate to one or more officers of the Company, all of part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior action of the Committee’s delegates that were consistent with the terms of the Plan.

Eligibility.  All of our officers and employees, and those of our affiliates, are eligible to participate in the Plan. Our Directors and other persons that provide consulting services to us and our affiliates are also eligible to participate in the Plan. The term “affiliates” is used in this summary to refer to any subsidiary, parent or other specified entity. The term “subsidiary” is used in this summary to refer to any corporation or other corporate entity (other than the Company) in an unbroken chain of corporate entities beginning with the Company if each of the corporations or other corporate entity (other than the last corporation in the unbroken chain) owns stock possessing at least 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term “parent” is used in this summary to refer to any corporation or other corporate entity (other than the Company) in an unbroken chain of corporate entities ending with the Company if each of the corporations (other than the Company) owns stock possessing at least 50% of the total combined voting power of all classes of stock in one of the other corporate entities in such chain. The term “other specified entities” is used in this summary to refer to any corporate entity, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its affiliates, and any other entity in which the Company or any of its affiliates has a material equity interest and which is designated as an “affiliate” by resolution of the Committee.

Maximum Shares and Award Limits.  Under the Plan, the maximum number of shares of common stock that may be subject to awards is 5,900,000. There is no provision for automatically increasing either the number of shares of common stock or the number of performance units allocated to the Plan without further approval by the stockholders. No one participant may receive awards for more than 590,000 shares of common stock in any one calendar year. Further, the maximum number of performance units that may be granted to a participant in any one calendar year is 2,000,000 for each full or fractional year included in the performance period for the award granted during the calendar year. These limitations, and the terms of outstanding awards, will be adjusted without the approval of our stockholders as the Committee determines is appropriate in the event of a stock dividend, stock split, reclassification of stock or similar event. If an option terminates, expires or becomes un-exercisable, or shares of common stock subject to a stock award, grant of performance shares or performance units, grant of deferred shares or stock appreciation right are forfeited, the shares subject to such option, stock award, grant of performance shares, grant of deferred shares or stock appreciation right are available under the first sentence of this paragraph for future awards under the Plan. In addition, shares that are issued under any type of award under the Plan and that are repurchased or reacquired by us at the lesser of fair market value and the original purchase price for such shares are also available under the first sentence of this paragraph for future awards under the Plan.

Stock Options.  The Plan provides for the grant of both options intended to qualify as incentive stock options under Section 422 of the Code and options not intended to so qualify. Options intended to qualify as incentive stock options may be granted only to persons who are employees or employees of subsidiaries that are treated as corporations for federal income tax purposes. No participant may be granted incentive stock options that are exercisable for the first time in any calendar year for common stock having a total fair market value (determined as of the option grant) in excess of $100,000. The Committee will select the participants who are granted options and, consistent with the terms of the Plan, will prescribe the terms of each option, including the vesting rules for such option. The option exercise price for options cannot be less than the common stock’s fair market value on the date the option is granted, and in the event a grant of an option intended to be an incentive stock option to a participant is deemed to be a 10% owner of the Company or one of our subsidiaries, the exercise price of an incentive stock option cannot be less than 110% of the common stock’s fair market value on the date the option is granted. The Plan prohibits repricing of an outstanding option, and therefore, the Committee may not, without the consent of the stockholders, lower the exercise price of an outstanding option. This limitation does not, however, prevent adjustments resulting from stock dividends, stock splits, reclassifications of stock or similar events. Generally, the option price may be paid in cash, cash equivalents acceptable to the Committee, shares of common stock held by the participant at the time of exercise, payment through a broker-dealer sale and remittance procedure, a combination of cash and shares of common stock, or pursuant to any other method provided for in the option agreement. Options may be exercised in accordance with requirements set by the Committee. The maximum period in which an option may be exercised will be fixed by the Committee, provided that (a) in order for options to qualify as incentive stock options, the maximum period cannot exceed ten years, and (b) in the event a participant is deemed to be a 10% owner of the Company or a subsidiary, the maximum period for an incentive stock option granted to such participant cannot exceed five years. Options generally will be nontransferable except in the event of the participant’s death, but the Committee may allow the transfer of non-qualified stock options.

Unless provided otherwise in a participant’s stock option agreement and subject to the maximum exercise period for the option, an option generally will cease to be exercisable upon the earlier of three months following the participant’s termination of service with us or our affiliate or the expiration date under the terms of the participant’s stock option agreement. The right to exercise an option will expire immediately upon the participant’s termination of service with us if the termination is for cause or is a voluntary termination any time after an event that would be grounds for termination for cause. Upon death or disability, the option exercise period is extended to the earlier of one year from the participant’s termination of service or the expiration date under the terms of the participant’s stock option agreement.

Stock Awards and Performance Based Compensation.  The Committee also will select the participants who are granted bonus or restricted common stock awards and, consistent with the terms of the Plan, will establish the terms of each bonus or restricted common stock award. A bonus or restricted common stock award may be subject to payment by the participant of a purchase price for the shares of common stock subject to the award, and may be subject to vesting requirements or transfer restrictions or both, if so provided by the Committee. Those requirements may include, for example, a requirement that the participant complete a specified period of employment with the Company or its affiliate or the achievement of certain performance objectives. Any such performance objectives may be based on the individual performance of the participant, our performance or the performance of our affiliates, subsidiaries, divisions, departments or functions in which the participant is employed or has responsibility. In the case of a performance objective for an award intended to qualify as “performance based compensation” under Section 162(m), the performance objectives are limited to specified levels of or changes in our or a business unit’s revenue; return on equity; earnings per share; total earnings; earnings growth; return on capital; return on assets; economic value added; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; sales growth; gross margin return on investment; changes in the fair market value of the shares (including but not limited to growth measures and total stockholder return); funds from operations; fund from operations per share; adjusted funds from operations; adjusted funds from operations per share; net operating profit; cash flow (including, but not limited to, operating cash flow and free cash flow); cash flow return on investments (which equals net cash flow divided by total capital); internal rate of return; increase in net present value; expense targets; or obtaining additional or retaining existing customer contracts. A transfer of the shares of common stock subject to a restricted common stock award normally will be restricted prior to vesting.

Stock Appreciation Rights.  The Committee also will select the participants who receive stock appreciation rights under the Plan. A stock appreciation right entitles the participant to receive a payment of up to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the fair market value for a share of common stock at the time of grant of the award. A stock appreciation right will be exercisable at such times and subject to such conditions as may be established by the Committee. A stock appreciation right may be granted either alone or in tandem with other awards under the Plan. The amount payable upon the exercise of a stock appreciation right may be settled in cash or by the issuance of shares of common stock.

Deferred Shares.  The Plan also authorizes the grant of deferred shares, i.e., the right to receive a future delivery of shares of common stock, if certain conditions are met. The Committee will select the participants who are granted awards of deferred shares and will establish the terms of each grant. The conditions established for earning the grant of deferred shares may include, for example, a requirement that certain performance objectives, such as those described above, be achieved.

Other Stock Based Awards.  The Committee may also make other awards based on the common stock and settled in common stock. The conditions for earning other stock-based awards are established by the Committee and may include that certain performance objectives, such as those described above, be achieved.

Performance Shares and Performance Units.  The Plan also permits the grant of performance shares and performance units to participants selected by the Committee. A performance share is an award designated in a specified number of shares of common stock that is payable in whole or in part, if and to the extent certain performance objectives are achieved. A performance unit is cash bonus equal to $1.00 per unit awarded that is payable in whole or in part, if and to the extent certain performance objectives are achieved. The performance objectives will be prescribed by the Committee for grants intended to qualify as “performance based compensation” under Section 162(m) and will be stated with reference to the performance objectives described above. A grant of performance units may be settled by payment of cash, shares of common stock or a combination of cash and shares and may grant to the participant or reserve to the administrator the right to elect among these alternatives.

Change in Capitalization.  The number of shares of common stock covered by outstanding awards, the number of shares of common stock that have been authorized for issuance under the Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of common stock that may be granted subject to awards to any participant in a calendar year, and the like, shall be proportionally adjusted by the Committee in the event of a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the common stock outstanding without receiving consideration therefore in money, services or property; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee and its determination shall be final, binding and conclusive.

Merger, Consolidation or Asset Sale.  If the Company is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company, then except to the extent provisions are provided for continuation or substitution of an outstanding award or the award agreement provides otherwise, all outstanding awards will terminate. Prior to such termination, a participant holding a vested and exercisable award is to be provided with a reasonable opportunity to exercise the award.

Amendment and Termination.  No awards may be granted under the Plan after March 12, 2017, which is the tenth anniversary of the date on which the 2007 Performance Incentive Plan was initially adopted by the Board of Directors. The Board of Directors may amend or terminate the Plan at any time, but an amendment will not become effective without the approval of our stockholders if it increases the aggregate number of shares of common stock that may be issued under the Plan, materially increases the benefits accruing under the Plan to participants, changes the class of employees eligible to receive incentive stock options, modifies the Plan’s prohibition on repricing of options or stock appreciation rights or stockholder approval is required by any applicable law, regulation or rule, including any rule of the New York Stock Exchange. No amendment or termination shall, without a participant’s consent, adversely affect any rights of such participant under any award outstanding at the time such amendment is made; provided, however, that an amendment that may cause an incentive stock option to become a nonqualified stock option shall not be treated as adversely affecting the rights of the participant.

Federal Income Tax Aspects of the 2007 Performance Incentive Plan

The following is a brief summary of the federal income tax aspects of awards that may be made under the Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. The tax consequences of awards under the Plan depend upon the type of award and, if the award is to an executive officer, whether the award qualifies as performance-based compensation under Section 162(m) of the Code.

Incentive Stock Options.  The recipient of an incentive stock option generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of stock from exercised incentive stock options are disposed of, by sale or otherwise. The amount by which the fair market value of the stock on the date of exercise exceeds the exercise price is, however, included in determining the option recipient’s liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the stock until more than one year after the receipt of the stock and two years after the option was granted, then, upon sale or disposition of the stock, the difference between the exercise price and the market value of the stock as of the date of exercise will be treated as a capital gain, and not ordinary income. If a recipient fails to hold the stock for the minimum required time, at the time of the disposition of the stock, the recipient will recognize ordinary income in the year of disposition in an amount equal any excess of the market value of the common stock on the date of exercise (or, if less, the amount realized or disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. The Company will not receive a tax deduction for incentive stock options which are taxed to a recipient as capital gains; however, the Company will receive a tax deduction if the sale of the stock does not qualify for capital gains tax treatment.

Nonqualified Stock Options.  The recipient of stock options not qualifying as incentive stock options generally will not be taxed upon the grant of the option, provided that the option is granted with an exercise price no less than the fair market value of the stock on the date of grant. Federal income taxes are generally due from a recipient of nonqualified stock options when the stock options are exercised. The difference between the exercise price of the option and the fair market value of the stock purchased on such date is taxed as ordinary income. Thereafter, the tax basis for the acquired stock is equal to the amount paid for the stock plus the amount of ordinary income recognized by the recipient. The Company will be entitled to a tax deduction equal to the amount of ordinary income realized by the option recipient by reason of the exercise of the option.

Other Awards.  The payment of other awards under the Plan will generally be treated as ordinary compensation income at the time of payment or, in the case of bonus or restricted common stock subject to a vesting requirement, at the time substantial vesting occurs. A recipient who receives bonus or restricted shares which are not substantially vested, may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares. The amount of ordinary compensation income is equal to the amount of any cash and the amount by which the then fair market value of any common stock received by the participant exceeds the purchase price, if any, paid by the participant. Subject to the application of Section 162(m), the Company will receive a tax deduction for the amount of the compensation income.

Section 162(m).  Section 162(m) would render non-deductible to the Company certain compensation in excess of $1,000,000 in any year to certain executive officers of the Company unless such excess is “performance-based compensation” (as defined in the Code) or is otherwise exempt from Section 162(m). Options, stock appreciation rights and performance shares granted under the Plan are designed to qualify as performance-based compensation. As described above, the Committee may condition other awards on attainment of one or more performance goals that are intended to qualify such awards as performance-based compensation.

Information Regarding Plan Benefits

The awards that will be granted to eligible employees and outside Directors under the Plan will be at the discretion of the Compensation Committee and, therefore, are not determinable at this time. Information regarding awards granted to our named executive officers and Directors under the plans in place during the year ended December 31, 2006 may be found under the captions “Director Compensation” and “Executive Compensation”.

To approve the Plan, a majority of the shares present and voting must vote “FOR” the approval of the Plan. Unless you direct otherwise, if you grant a proxy your shares will be voted “FOR” the proposal to approve the Plan.

The Board of Directors unanimously recommends that you vote FOR approval of the 2007 Performance Incentive Plan.

SECURITY OWNERSHIP

The following table sets forth, as of February 14, 2007, the number and percentage of outstanding shares beneficially owned by all persons known by the Company to own beneficially more than five percent of the Company’s Common Stock, by each director and nominee, by each of the persons named in the Summary Compensation Table under “Executive Compensation,” above, and by all officers and directors as a group, based upon information furnished to the Company by such stockholders, officers and directors. Unless otherwise noted below, the persons named in the table have sole voting and sole investment power with respect to each of the shares beneficially owned by such person.

	Number of Shares		Percent
Name and Address of Beneficial Owner	Beneficially Owned		of Shares

Barclays Global Investors, NA	5,930,489		10.04%
Barclays Global Fund Advisors
Barclays Global Investors, Ltd.
Barclays Global Investors Japan
Trust and Banking Company Limited
Barclays Global Investors Japan Limited(1)
Ebisu Prime Square Tower 8th Floor
1-1-39 Hiroo Shibuya-Ku
Tokyo 150-0012 Japan
The Vangard Group, Inc.(2)	3,423,758		5.8%
100 Vangard Blvd.
Malvern, PA 19355
G. Nicholas Beckwith III(3)	3,749		*	(4)
2790 Mosside Blvd., Suite 610
Monroeville, PA 15146
Kevin B. Habicht(3)(5)	302,690	(6)	*	(4)
450 South Orange Avenue, Suite 900
Orlando, FL 32801
Clifford R. Hinkle(3)	102,512	(7)	*	(4)
111 South Monroe Street, Suite 2000B
Tallahassee, Florida 32301
Richard B. Jennings(3)	26,228	(8)	*	(4)
845 Third Avenue, 6th Floor
New York, NY 10022
Ted B. Lanier(3)	57,362	(9)	*	(4)
1818 Windmill Drive
Sanford, North Carolina 27330
Robert C. Legler(3)	24,971	(10)	*	(4)
946 Painted Bunting Way
Vero Beach, FL 32963
Craig Macnab(3)(5)	228,915	(12)	*	(4)
450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Robert Martinez(3)	21,296	(11)	*	(4)
100 North Tampa Street
Suite 4100
Tampa, FL 33602
Dennis E. Tracy(14)	80,460		*	(4)
450 South Orange Avenue, Suite 900
Orlando, FL 32801
Julian E. Whitehurst(5)	143,154	(13)	*	(4)
450 South Orange Avenue, Suite 900
Orlando, FL 32801
All directors and executive officers as a group (11 persons)	965,261	(6)(7)(8)(9)(10)(11)(12)(13)	1.4%

(1)	This information is based on a Schedule 13G filed with the SEC on February 13, 2007 in which it was reported that the various entities noted above had sole power to vote or direct the voting of a combined 5,782,965 shares, and the sole power to dispose or to direct the disposition of a combined 5,930,489 shares. According to this Schedule 13G filing, these shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(2)	This information is based on a Schedule 13G filed with the SEC on February 13, 2007 in which it was reported that the beneficial owner had sole power to vote or direct the voting of a combined 96,161 shares and the sole power to dispose of 3,423,758 shares.

(3)	A director of the Company.

(4)	Less than one percent.

(5)	An executive officer of the Company.

(6)	Includes 43,000 shares subject to currently exercisable options and 60,401 restricted shares, 36,612 for which Mr. Habicht holds sole voting power and 23,789 for which Mr. Habicht has no voting power.

(7)	Includes 15,000 shares subject to currently exercisable options, 3,650 shares held by Mr. Hinkle’s spouse and 50,000 shares held by Flagler Holdings, Inc., in which Mr. Hinkle has a twenty-seven percent interest and holds sole voting and investment power over Company shares.

(8)	Includes 7,500 shares subject to currently exercisable options and 9,978 phantom shares credited under the Deferred Fee Plan for Directors.

(9)	Includes 10,000 shares held by Mr. Lanier’s spouse, 15,000 shares subject to currently exercisable options and 5,000 shares held in a trust in which Mr. Lanier is the sole Trustee and for which Mr. Lanier disclaims any beneficial ownership.

(10)	Includes 2,400 shares held by Mr. Legler’s spouse, 2,500 shares subject to currently exercisable options, 2,500 shares held in trust in which Mr. Legler is the sole Trustee and for which Mr. Legler disclaims any beneficial ownership and 13,571 phantom shares credited under the Deferred Fee Plan for Directors.

(11)	Includes 6,125 shares held in trust in which Mr. Martinez is the sole Trustee and for which Mr. Martinez disclaims any beneficial ownership and 13,171 phantom shares credited under the Deferred Fee Plan for Directors.

(12)	Includes 129,282 restricted shares, 74,774 for which Mr. Macnab has sole voting power and 54,508 for which Mr. Macnab has no voting power.

(13)	Includes 81,774 restricted shares, 57,611 for which Mr. Whitehurst has sole voting power and 24,163 for which Mr. Whitehurst has no voting power.

(14)	Former executive officer of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received, written representations from certain reporting persons that they were not required to file Forms 5 for the last fiscal year and other information known to the Company, the Company believes that all its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions filed during fiscal year 2006, except for Mr. Beckwith, who did not timely file Form 3 upon his appointment to the Board on February 3, 2006. Mr. Beckwith subsequently filed the required report on April 3, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee is charged with monitoring and reviewing the material facts of any transactions with related parties and either approving or disapproving the entry into such transactions. The Audit Committee has adopted a written policy governing transactions with related parties. In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated above. If any other business should come before the annual meeting, the person(s) named in the enclosed Proxy will vote thereon as he or they determine to be in the best interests of the Company.

PROPOSALS FOR NEXT ANNUAL MEETING

Any stockholder proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of stockholders to be held in 2008 must be received at the Company’s office at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801, no later than November 30, 2007.

Stockholders desiring to make nominations for directors and/or to bring a proper subject before a meeting should do so by notice delivered to the Secretary of the Company. The proxy for the 2008 annual meeting will grant discretionary authority to vote with regard to nominations and proposals unless (a) notice is received by November 30, 2007 and (b) the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Securities Exchange Act of 1934 are met. The Company requests that such stockholder notice set forth (a) as to each nominee for director, all information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors under the proxy rules of the SEC; (b) as to any other business, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder; and (c) as to the stockholder, (i) the name and address of such stockholder, (ii) the class or series and number of shares of stock of the Company which are owned beneficially and of record by such stockholder, and (iii) the date(s) upon which the stockholder acquired ownership of such shares.

ANNUAL REPORT

A copy of the 2006 Annual Report of the Company on Form 10-K, which contains all of the financial information (including the Company’s audited financial statements and financial statement schedules) and certain general information regarding the Company, may be obtained without charge by writing to Christopher P. Tessitore, Secretary, National Retail Properties, Inc., 450 South Orange Avenue, Suite 900, Orlando, Florida 32801.

Annex A

NATIONAL RETAIL PROPERTIES, INC.

2007 PERFORMANCE INCENTIVE PLAN

1.  Purpose

The National Retail Properties, Inc. 2007 Performance Incentive Plan is intended to promote the best interests of the Corporation and its stockholders by (i) assisting the Corporation and its Affiliates in the recruitment and retention of persons with ability and initiative, (ii) providing an incentive to such persons to contribute to the growth and success of the Corporation’s businesses by affording such persons equity participation in the Corporation and (iii) associating the interests of such persons with those of the Corporation and its Affiliates and stockholders.

2.  Definitions

As used in this Plan the following definitions shall apply:

A. “Affiliate” means (i) any Subsidiary, (ii) any Parent, (iii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Corporation or one of its Affiliates, and (iv) any other entity in which the Corporation or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee.

B. “Award” means any Option, Stock Award or Performance Unit granted hereunder.

C. “Board” means the Board of Directors of the Corporation.

D. “Cause” means (i) in the case where the Participant does not have an employment, consulting or similar agreement in effect with the Corporation or its Affiliate at the time of grant of the Award or where there is such an agreement but it does not define “cause” (or words of like import), conduct related to the Participant’s service to the Corporation or an Affiliate for which either criminal or civil penalties against the Participant may be sought, misconduct, insubordination, material violation of the Corporation or its Affiliate’s policies, disclosing or misusing any confidential information or material concerning the Corporation or any Affiliate or material breach of any employment, consulting agreement or similar agreement, or (ii) in the case where the Participant has an employment agreement, consulting agreement or similar agreement in effect with the Corporation or its Affiliate at the time of grant of the Award that defines a termination for “cause” (or words of like import), “cause” as defined in such agreement.

E. “Change of Control” means (i) a “person” or “group” (which terms shall have the meaning they have when used in Section 13(d) of the Exchange Act) (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, any corporation owned directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of voting securities of the Corporation) becomes (other than solely by reason of a repurchase of voting securities by the Corporation), the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of forty percent (40%) or more of the combined voting power of the Corporation’s then total outstanding voting securities; or (ii) the Corporation consolidates with or merges with or into another corporation or partnership or conveys, transfers or leases, in any transaction or series of transactions, all or substantially all of its assets to any corporation or partnership, or any corporation or partnership consolidates with or merges with or into the Corporation, in any event pursuant to a transaction in which the outstanding voting stock of the Corporation is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding voting securities of the Corporation are changed into or exchanged for voting securities of the surviving corporation and (b) the persons who were the beneficial owners of the Corporation’s voting securities immediately prior to such transaction beneficially own immediately after such transaction 50% or more of the total outstanding voting power of the surviving corporation, or the Corporation is liquidated or dissolved or adopts a plan of liquidation or dissolution.

F. “Code” means the Internal Revenue Code of 1986, and any amendments thereto.

G. “Committee” means the Board or any Committee of the Board to which the Board has delegated any responsibility for the implementation, interpretation or administration of the Plan.

H. “Common Stock” means the common stock, $0.01 par value, of the Corporation.

I. “Consultant” means (i) any person performing consulting or advisory services for the Corporation or any Affiliate, or (ii) a director of an Affiliate.

J. “Continuous Service” means that the Participant’s service with the Corporation or an Affiliate, whether as an employee, Director or Consultant, is not interrupted or terminated. A Participant’s Continuous Service shall not be deemed to have been interrupted or terminated merely because of a change in the capacity in which the Participant renders service to the Corporation or an Affiliate as an employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. The Participant’s Continuous Service shall be deemed to have terminated either upon an actual termination or upon the entity for which the Participant is performing services ceasing to be an Affiliate of the Corporation. The Committee shall determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Corporation, including sick leave, military leave or any other personal leave.

K. “Corporation” means National Retail Properties, Inc., a Maryland corporation.

L. “Corresponding Stock Appreciation Right” means a Stock Appreciation Right that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Corporation, unexercised, of that portion of the Option to which the Stock Appreciation Right relates.

M. “Deferred Shares” means an award pursuant to Section 7.D of the Plan of the right to receive shares of Common Stock at the end of a deferral period.

N. “Director” means a member of the Board.

O. “Disability” means that a Participant covered by a Corporation- or Affiliate-funded long term disability insurance program has incurred a total disability under such insurance program and, for a Participant not covered by such an insurance program, means that such Participant has suffered a permanent and total disability within the meaning of Section 22(e)(3) of the Code or any successor statute thereto.

P. “Eligible Person” means an employee of the Corporation or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan), a Director or a Consultant to the Corporation or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan)     .

Q. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

R. “Fair Market Value” means, on any given date, the current fair market value of the shares of Common Stock as determined as follows:

(i) If the Common Stock is traded on the New York Stock Exchange or is listed on a another national securities exchange or market, the closing price for the day of determination as quoted on such market or exchange which is the primary market or exchange for trading of the Common Stock or if no trading occurs on such date, the last day on which trading occurred, or such other appropriate date as determined by the Committee in its discretion, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and the low asked prices for the Common Stock for the day of determination; or

(iii) In the absence of an established market for the Common Stock, Fair Market Value shall be determined by the Committee in good faith.

S. “Incentive Stock Option” means an Option (or portion thereof) intended to qualify for special tax treatment under Section 422 of the Code.

T. “Nonqualified Stock Option” means an Option (or portion thereof) which is not intended or does not for any reason qualify as an Incentive Stock Option.

U. “Option” means any option to purchase shares of Common Stock granted under this Plan.

V. “Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each of the corporations (other than the Corporation) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

W. “Other Stock-Based Award” means an award under Section 7.E. of the Plan.

X. “Participant” means an Eligible Person who is selected by the Committee to receive an Award and is party to an agreement setting forth the terms of the Award, as appropriate.

Y. “Performance Agreement” means an agreement described in Section 8 of the Plan.

Z. “Performance Objectives” means the performance objectives established pursuant to the Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Committee, Stock Awards. Performance Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or the Affiliate, subsidiary, division, department or function within the Corporation or Affiliate in which the Participant is employed or has responsibility. Any Performance Objectives applicable to Awards to the extent that such an Award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be limited to specified levels of or increases in the Corporation’s or a business unit’s revenue, return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, economic value added, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, sales growth, gross margin return on investment, increase in the Fair Market Value of the Common Stock (including but not limited to growth measures and total shareholder return), funds from operations, funds from operations per share, net operating profit, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investments (which equals net cash flow divided by total capital), internal rate of return, increase in net present value, expense targets, or obtaining additional or retaining existing customer contracts. The Awards intended to qualify as “Performance Based Compensation” under Section 162(m) of the Code (the “Performance Objectives”) shall be pre-established in accordance with applicable regulations under Section 162(m) of the Code and the determination of attainment of such goals shall be made by the Committee. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation (including an event described in Section 9), or the manner in which it conducts is business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided, however, that no such modification shall be made to an Award intended to qualify as performance-based compensation under Section 162(m) of the Code unless the Committee determines that such modification will not result in loss of such qualification or the Committee determines that loss of such qualification is in the best interests of the Corporation.

AA. “Performance Period” means a period of time established under Section 8 of the Plan within which the Performance Objectives relating to a Performance Share, Performance Unit or Stock Award are to be achieved.

BB. “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of the Plan.

CC. “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 of the Plan.

DD. “Plan” means this National Retail Properties, Inc. 2007 Performance Incentive Plan.

EE. “Restricted Stock Award” means an award of Common Stock under Section 7.B.

FF. “Securities Act” means the Securities Act of 1933, as amended.

GG. “Stock Appreciation Right” means an award of a right of the Participant under Section 7.C to receive a payment or shares of Common Stock based on the increase in Fair Market Value of the shares of Common Stock covered by the award.

HH. “Stock Award” means a Stock Bonus Award, Restricted Stock Award, Stock Appreciation Right, Deferred Shares, Other Stock-Based Award or Performance Shares.

II. “Stock Award Agreement” means an agreement (written or electronic) between the Corporation and a Participant setting forth the specific terms and conditions of a Stock Award granted to the Participant under Section 7. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan and shall include such terms and conditions as the Committee shall authorize.

JJ. “Stock Bonus Award” means an award of Common Stock under Section 7.A.

KK. “Stock Option Agreement” means an agreement (written or electronic) between the Corporation and a Participant setting forth the specific terms and conditions of an Option granted to the Participant. Each Stock Option Agreement shall be subject to the terms and conditions of the Plan and shall include such terms and conditions as the Committee shall authorize.

LL. “Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

MM. “Ten Percent Owner” means any Eligible Person owning at the time an Option is granted more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of a Parent or Subsidiary. An individual shall, in accordance with Section 424(d) of the Code, be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors and lineal descendants and any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.

3.  Administration

A. Delegation of Administration.  The Board shall be the sole administrator of the Plan unless the Board delegates all or any portion of its authority to administer the Plan to a Committee. To the extent not prohibited by the charter or bylaws of the Corporation, the Board may delegate all or a portion of its authority to administer the Plan to a Committee of the Board appointed by the Board and constituted in compliance with the applicable Corporation Law. The Committee shall consist solely of two (2) or more Directors who are (i) Non-Employee Directors (within the meaning of Rule 16b-3 under the Exchange Act) for purposes of exercising administrative authority with respect to Awards granted to Eligible Persons who are subject to Section 16 of the Exchange Act; (ii) to the extent required by the rules of the market on which the Corporation’s shares are traded or the exchange on which the Corporation’ shares are listed, “independent” within the meaning of such rules; and (iii) at such times as an Award under the Plan by the Corporation is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards and administration of the Awards by a committee of “outside directors” is required to receive such relief) “outside directors” within the meaning of Section 162(m) of the Code.

To the extent not prohibited by the charter or bylaws of the Corporation and as permitted under the general corporation law of the jurisdiction of incorporation of the Corporation, the Committee, in its discretion, may delegate to one or more officers of the Corporation, all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegates that were consistent with the terms of the Plan.

B. Powers of the Committee.  Subject to the provisions of the Plan, and in the case of a Committee appointed by the Board, the specific duties delegated to such Committee, the Committee shall have the authority:

(i) To construe and interpret all provisions of this Plan and all Stock Option Agreements, Stock Award Agreements and Performance Agreements under this Plan.

(ii) To determine the Fair Market Value of Common Stock.

(iii) To select the Eligible Persons to whom Awards are granted from time to time hereunder.

(iv) To determine the number of shares of Common Stock or units covered by an Award; determine whether an Option shall be an Incentive Stock Option or Nonqualified Stock Option; and determine such other terms and conditions, not inconsistent with the terms of the Plan, of each such Award. Such terms and conditions include, but are not limited to, the exercise price of an Option, purchase price of Common Stock subject to a Stock Award, the time or times when Options or Stock Awards may be exercised or Common Stock issued thereunder, the right of the Corporation to repurchase Common Stock issued pursuant to the exercise of an Option or a Stock Award and other restrictions or limitations (in addition to those contained in the Plan) on the forfeitability or transferability of Options, Stock Awards or Common Stock issued upon exercise of an Option or pursuant to an Award. Such terms may include conditions which shall be determined by the Committee and need not be uniform with respect to Participants.

(v) To accelerate the time at which any Option or Stock Award may be exercised, or the time at which a Stock Award or Common Stock issued under the Plan may become transferable or nonforfeitable; including in that the vesting schedule for any Awards may be accelerated in the event of a Change of Control or in the event of the Participant’s death or Disability.

(vi) To determine whether and under what circumstances an Option or Stock Award may be settled in cash, shares of Common Stock or other property instead of Common Stock.

(vii) Subject to Sections 6.L. and 7.C.(iii), to amend, cancel, extend, renew, accept the surrender of, modify or accelerate the vesting of or lapse of restrictions on all or any portion of an outstanding Award. Except as specifically permitted by the Plan, the Stock Option Agreement, Stock Award Agreement or Performance Agreement or as required to comply with applicable law, regulation or rule, no amendment, cancellation or modification shall, without a Participant’s consent, adversely affect any rights of the Participant; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Nonqualified Stock Option shall not be treated as adversely affecting the rights of the Participant.

(viii) To prescribe the form of Stock Option Agreements, and Stock Award Agreements and Performance Agreements; to adopt policies and procedures for the exercise of Awards, including the satisfaction of withholding obligations; to adopt, amend, and rescind policies and procedures pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan.

The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee; provided that a Committee of the Board (or its delegate) may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

4.  Eligibility

A. Eligibility for Awards.  Awards, other than Incentive Stock Options, may be granted to any Eligible Person selected by the Committee. Incentive Stock Options may be granted only to employees of the Corporation or a Parent or Subsidiary.

B. Eligibility of Consultants.  A Consultant shall be an Eligible Person only if the offer or sale of the Corporation’s securities would be eligible for registration on a Form S-8 Registration Statement because of the identity and nature of the service provided by such person, unless the Corporation determines that an offer or sale of the Corporation’s securities to such person will satisfy another exemption from registration under the Securities Act and complies with the securities laws of all other jurisdictions applicable to such offer or sale.

C. Substitution Awards.  The Committee may make Awards and may grant Options under the Plan by assumption, in substitution or replacement of performance shares, phantom shares, stock awards, stock options, stock appreciation rights or similar awards granted by another entity (including an Affiliate) in connection with a merger, consolidation, acquisition of property or stock or similar transaction. Notwithstanding any provision of the Plan (other than the maximum number of shares of Common Stock that may be issued under the Plan), the terms of such assumed, substituted, or replaced Awards shall be as the Committee, in its discretion, determines is appropriate.

5.  Common Stock Subject to Plan

A. Share Reserve and Limitations on Grants.  Subject to adjustment as provided in Section 9, the maximum aggregate number of shares of Common Stock that may be (i) issued under this Plan pursuant to the exercise of Options, (ii) issued pursuant to Stock Awards, and (iii) covered by Stock Appreciation Rights is five million nine hundred thousand (5,900,000). No Participant may receive Awards representing more than five hundred thousand (500,000) shares in any one calendar year. In addition, the maximum number of Performance Units that may be granted to a Participant in any one calendar year is two million (2,000,000) for each full or fractional year included in the performance period for the grant of Performance Units during such calendar year. This limitation shall be applied as of any date by taking into account the number of shares available to be made the subject of new Awards as of such date, plus the number of shares previously issued under the Plan and the number of shares subject to outstanding Awards as of such date.

B. Reversion of Shares.  If an Option or Stock Award is terminated, expires or becomes unexercisable, in whole or in part, for any reason, the unissued or unpurchased shares of Common Stock (or shares subject to an unexercised Stock Appreciation Right) which were subject thereto shall become available for future grant under the Plan. Shares of Common Stock that have been actually issued under the Plan shall not be returned to the share reserve for future grants under the Plan; except that shares of Common Stock issued pursuant to a Stock Award which are forfeited to the Corporation or repurchased by the Corporation at the lower of Fair Market Value or the original purchase price of such shares, shall be returned to the share reserve for future grant under the Plan. For avoidance of doubt, this Section 5.B shall not apply to any per Participant limit set forth in Section 5.A.

C. Source of Shares.  Common Stock issued under the Plan may be shares of authorized and unissued Common Stock or shares of previously issued Common Stock that have been reacquired by the Corporation.

6.  Options

A. Award.  In accordance with the provisions of Section 4, the Committee will designate each Eligible Person to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such Option. The Stock Option Agreement shall specify whether the Option is an Incentive Stock Option or Nonqualified Stock Option, the vesting schedule applicable to such Option and any other terms of such Option. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option.

B. Option Price.  The exercise price per share for Common Stock subject to an Option shall be determined by the Committee, but shall comply with the following:

(i) The exercise price per share for Common Stock subject to a Nonqualified Stock Option, granted to any Participant, shall be determined by the Committee and shall be an amount that is not less than one hundred percent (100%) of the Fair Market Value on the date of grant.

(ii) The exercise price per share for Common Stock subject to an Incentive Stock Option:

•	granted to a Participant who is deemed to be a Ten Percent Owner on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.

•	granted to any other Participant, shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant.

C. Maximum Option Period.  The maximum period during which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option that is intended to be an Incentive Stock Option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an Incentive Stock Option that is granted to a Participant who is or is deemed to be a Ten Percent Owner on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option that is an Incentive Stock Option may provide that it is exercisable for a period less than such maximum period.

D. Maximum Value of Options which are Incentive Stock Options.  To the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options granted to any person are exercisable for the first time during any calendar year (under all stock option plans of the Corporation or any Parent or Subsidiary) exceeds $100,000 (or such other amount provided in Section 422 of the Code), the Options are not Incentive Stock Options. For purposes of this section, the Fair Market Value of the Common Stock will be determined as of the time the Incentive Stock Option with respect to the Common Stock is granted. This section will be applied by taking Incentive Stock Options into account in the order in which they are granted.

E. Nontransferability.  Options granted under this Plan which are intended to be Incentive Stock Options shall be nontransferable except by will or by the laws of descent and distribution and during the lifetime of the Participant shall be exercisable by only the Participant to whom the Incentive Stock Option is granted. Except to the extent transferability of a Nonqualified Stock Option is provided for in the Stock Option Agreement or is approved by the Committee, during the lifetime of the Participant to whom the Nonqualified Stock Option is granted, such Option may be exercised only by the Participant. If provided for in the Stock Option Agreement or permitted by the Committee a Nonqualified Option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however, that Participant may not receive any consideration for the transfer. In the event of any such transfer, the Option and any Corresponding Stock Appreciation Right that relates to such Option must be transferred to the same person or persons or entity or entities. The holder of a Nonqualified Stock Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

F. Vesting and Termination of Continuous Service.  Except as provided in a Stock Option Agreement, the following rules shall apply:

(i) Options will vest as provided in the Stock Option Agreement. An Option will be exercisable only to the extent that it is vested on the date of exercise. Vesting of an Option will cease on the date of the Participant’s termination of Continuous Service and the Option will be exercisable only to the extent the Option is vested on the date of termination of Continuous Service.

(ii) If the Participant’s termination of Continuous Service is for reason of death or Disability (other than a termination described in Section 6.F.(iv), the right to exercise the Option (to the extent vested) will expire, unless otherwise specified in the Stock Option Agreement, on the earlier of (a) one (1) year after the date of the Participant’s termination of Continuous Service, or (b) the expiration date under the terms of the Stock Option Agreement. Until the expiration date, the Participant’s heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to Section 6.E.

(iii) If the Participant’s termination of Continuous Service is an involuntary termination without Cause or a voluntary termination (other than a termination described in Section 6.F.(iv)), the right to exercise the Option (to the extent that it is vested) will expire, unless otherwise specified in the Stock Option Agreement, on the earlier of (a) three (3) months after the date of the Participant’s termination of Continuous Service, or (b) the expiration date under the terms of the Stock Option Agreement. If the Participant’s termination of Continuous Service is an involuntary termination without Cause or a voluntary termination (other than a termination described in Section 6.F(iv)) and the Participant dies after his or her termination of Continuous Service but before the right to exercise the Option has expired, the right to exercise the Option (to the extent vested) shall expire, unless otherwise specified in the Stock Option Agreement, on the earlier of (x) one (1) year after the date of the Participant’s termination of Continuous Service or (y) the date the Option expires under the terms of the Stock Option Agreement, and, until expiration, the Participant’s heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to Section 6.E.

(iv) If the Participant’s termination of Continuous Service is for Cause or is a termination for any reason at any time after an event which would be grounds for termination of the Participant’s Continuous Service for Cause, the right to exercise the Option shall expire, unless otherwise specified in the Stock Option Agreement, as of the date of the Participant’s termination of Continuous Service.

G. Exercise.  An Option shall be exercised by completion, execution and delivery of notice (written or electronic) to the Corporation of the Option which states (i) the Option holder’s intent to exercise the Option, (ii) the number of shares of Common Stock with respect to which the Option is being exercised, (iii) such other representations and agreements as may be required by the Corporation and (iv) the method for satisfying any applicable tax withholding as provided in Section 10. Such notice of exercise shall be provided on such form or by such method as the Committee may designate, and payment of the exercise price shall be made in accordance with Section 6.H. Subject to the provisions of this Plan and the applicable Stock Option Agreement, an Option may be exercised to the extent vested in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Stock Option Agreement with respect to the remaining shares subject to the Option. An Option may not be exercised with respect to fractional shares of Common Stock.

H. Payment.  Unless otherwise provided by the Stock Option Agreement, payment of the exercise price for an Option shall be made in cash or a cash equivalent acceptable to the Committee or if the Common Stock is traded on an established securities market, by payment of the exercise price by a broker-dealer or by the Option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the Option holder’s written irrevocable instructions to deliver the Common Stock acquired upon exercise of the Option to the broker-dealer or by delivery of the Common Stock to the broker-dealer with an irrevocable commitment by the broker-dealer to forward the exercise price to the Corporation. With the consent of the Committee, payment of all or part of the exercise price of an Option may also be made by surrender to the Corporation (or delivery to the Corporation of a properly executed form of attestation of ownership) of shares of Common Stock that have been held for such period prior to the date of exercise as is necessary to avoid adverse accounting treatment to the Corporation or any other method acceptable to the Committee. If Common Stock is used to pay all or part of the exercise price, the sum of the cash or cash equivalent and the Fair Market Value (determined as of the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

I. Buyout Provisions.  The Committee may at any time offer to buy out an Option previously granted for a payment in cash, shares of Common Stock or other property provided, however, that the Committee shall make no offer to buy out any Option which would constitute a repricing prohibited by Section 6.L. Any buyout offer shall be on such terms and conditions as the Committee shall determine.

J. Stockholder Rights.  No Participant shall have any rights as a stockholder with respect to shares subject to an Option until the date of exercise of such Option and the certificate for shares of Common Stock to be received on exercise of such Option has been issued by the Corporation.

K. Disposition and Stock Certificate Legends for Incentive Stock Option Shares.  A Participant shall notify the Corporation of any sale or other disposition of Common Stock acquired pursuant to an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Corporation. The Corporation may require that certificates evidencing shares of Common Stock purchased upon the exercise of Incentive Stock Option issued under this Plan be endorsed with a legend in substantially the following form:

The shares evidenced by this certificate may not be sold or transferred prior to           , 20  , in the absence of a written statement from the Corporation to the effect that the Corporation is aware of the facts of such sale or transfer.

The blank contained in this legend shall be filled in with the date that is the later of (i) one year and one day after the date of the exercise of such Incentive Stock Option or (ii) two years and one day after the grant of such Incentive Stock Option.

L. No Repricing of Options.  The Committee may not without the approval of the stockholders of the Corporation (i) lower the exercise price of an Option after it has been granted, or (ii) cancel an outstanding Option at a time when the exercise price exceeds the Fair Market Value of the Common Stock in exchange for a replacement or substitute Option or Stock Award; provided that stockholder approval shall not be required for adjustments made in connection with a capitalization event described in Section 9 in order to prevent enlargement, dilution or diminishment of rights.

7.  Stock Awards

A. Stock Bonus Awards.  Each Stock Award Agreement for a Stock Bonus Award shall be in such form and shall contain such terms and conditions (including provisions relating to consideration, vesting, dividend rights, deferral of shares, reacquisition of shares following termination and transferability of shares) as the Committee shall deem appropriate. The Committee may grant a Stock Bonus Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code by conditioning such grant on attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of the Plan regarding Performance Shares and Performance Units. The terms and conditions of Stock Award Agreements for Stock Bonus Awards may change from time to time, and the terms and conditions of separate Stock Bonus Awards need not be identical.

B. Restricted Stock Awards.  Each Stock Award Agreement for a Restricted Stock Award shall be in such form and shall contain such terms and conditions (including provisions relating to purchase price, consideration, vesting, dividend rights, deferral of shares, reacquisition of shares following termination and transferability of shares) as the Committee shall deem appropriate. The Committee may grant a Restricted Stock Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code by conditioning such grant on attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of the Plan regarding Performance Shares and Performance Units. The terms and conditions of the Stock Award Agreements for Restricted Stock Awards may change from time to time, and the terms and conditions of separate Restricted Stock Awards need not be identical.

C. Stock Appreciation Rights.  Each Stock Award Agreement for Stock Appreciation Rights shall be in such form and shall contain such terms and conditions (including provisions relating to vesting, reacquisition of shares following termination and transferability) as the Committee shall deem appropriate. The terms and conditions of Stock Appreciation Rights may change from time to time, and the terms and conditions of separate Stock Appreciation Rights need not be identical:

(i) Each Stock Appreciation Right shall provide the Participant with the right to receive payment in cash or shares of Common Stock having a Fair Market Value, as designated in the Stock Award Agreement for such Stock Appreciation Rights, of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of grant of such award and the Fair Market Value of the Common Stock on the date of exercise of such Stock Appreciation Right.

(ii) Stock Appreciation Rights may be granted either alone or in tandem with other awards or as Corresponding Stock Appreciation Rights with Options under the Plan.

(iii) The Committee may not without the approval of the stockholders of the Corporation (i) lower the exercise price of an Stock Appreciation Right after it has been granted, or (ii) cancel an outstanding Stock Appreciation Right at a time when the exercise price exceeds the Fair Market Value of the Common Stock in exchange for a replacement or substitute Stock Appreciation Right, Option or Stock Award; provided that stockholder approval shall not be required for adjustments made in connection with a capitalization event described in Section 9 in order to prevent enlargement, dilution or diminishment of rights.

(iv) If provided for in the Stock Appreciation Right or permitted by the Committee a Stock Appreciation Right may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however, that Participant may not receive any consideration for the transfer. In the event of any transfer of a Corresponding Stock Appreciation Right, the related Option must be transferred to the same person or persons or entity or entities. The holder of Stock Appreciation Right transferred pursuant to this section shall be bound by the same terms and conditions that governed the Stock Appreciation Right during the period that it was held by the Participant.

D. Deferred Shares.  The Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(i) Each grant shall constitute the agreement by the Corporation to issue or transfer shares of Common Stock to the Participant in the future.

(ii) Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the date of grant.

(iii) Each grant shall provide that the Deferred Shares covered thereby shall be subject to a deferral period, which shall be determined by the Committee; provided that, such deferral period or the method for determining the deferral period shall comply with Section 409A of the Code.

(iv) During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the date of grant, authorize the payment of dividend or other distribution equivalents on such shares in cash or additional shares on a current, deferred or contingent basis.

(v) Any grant of Deferred Shares intended to qualify as performance-based compensation under Section 162(m) of the Code shall be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of the Plan regarding Performance Shares and Performance Units. Deferred Shares shall be subject to such vesting provisions as the Committee shall determine.

(vi) Each grant shall be evidenced by an agreement delivered to and accepted by the Participant and containing such terms and provisions as the Committee may determine consistent with the Plan.

E. Other Stock-Based Awards.  The Committee may authorize grants of Other Stock-Based Awards that are based on the Common Stock and settled in shares of Common Stock. Other Stock Based Awards shall be in such form and shall contain such terms and conditions (including provisions relating to consideration, vesting, dividend rights, deferral of shares, reacquisition of shares following termination and transferability of shares) as the Committee shall deem appropriate. The Committee may grant an other Stock-Based Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code by conditioning such grant on attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of the Plan regarding Performance Shares and Performance Units. The terms and conditions of Stock Award Agreements for other Stock-Based Awards may change from time to time, and the terms and conditions of separate other Stock-Based Awards need not be identical.

8.  Performance Shares and Performance Units.

A. The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(i) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

(ii) The Performance Period with respect to each Performance Share or Performance Unit shall commence on the date established by the Committee and may be subject to earlier termination in the event of a change in control of the Corporation or similar transaction or event.

(iii) Each grant shall specify the Performance Objectives that are to be achieved by the Participant during the Performance Period.

(iv) Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(v) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Corporation in cash, shares of Common Stock or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

(vi) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the date of grant. Any grant of Performance Units may specify that the amount payable, or the number of shares of Common Stock issued, with respect thereto may not exceed maximums specified by the Committee on the date of grant.

(vii) Any grant of Performance Shares may provide for the payment to the Participant of dividend or other distribution equivalents thereon in cash or additional shares of Common Stock on a current, deferred or contingent basis.

(viii) If provided in the terms of the grant and subject to the requirements of Section 162(m) of the Code (in the case of Awards intended to qualify for exception therefrom), the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the date of grant that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

(ix) Each grant shall be evidenced by an agreement (a “Performance Agreement”) that shall be delivered to and accepted by the Participant, which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of the Plan and such other terms and provisions as the Committee may determine consistent with the Plan.

9.  Changes in Capital Structure

A. No Limitations of Rights.  The existence of outstanding Awards shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

B. Changes in Capitalization.  If the Corporation shall effect a subdivision or consolidation of shares or other capital readjustment, extraordinary dividend (whether payable in the form of cash or other property), the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving consideration therefore in money, services or property, then (i) the number, class, and per share price of shares of Common Stock subject to outstanding Options and other Awards hereunder and (ii) the number and class of shares then reserved for issuance under this Plan and the maximum number of shares for which Awards may be granted to a Participant during a specified time period shall be appropriately and proportionately adjusted. The conversion of convertible securities of the Corporation shall not be treated as effected “without receiving consideration.” The Committee shall make such adjustments, and its determinations shall be final, binding and conclusive.

C. Merger, Consolidation or Asset Sale.  Except as otherwise specified in the Option Agreement, Stock Award Agreement or Performance Agreement, if the Corporation is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while Options or Stock Awards remain outstanding under this Plan, and no provisions are made in connection with such transaction for the continuance of this Plan and/or the assumption or substitution of such Options or Stock Awards with new options or stock awards covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding Options and Stock Awards which have not been continued, assumed or for which a substituted award has been granted shall, whether or not vested or then exercisable, terminate immediately as of the effective date of any such merger, consolidation or sale. A Participant holding a Stock Option or Stock Award that is vested and exercisable and which will terminate as of the effective date of a merger, consolidation or sale, shall be provided with a reasonable opportunity to exercise the Option or Stock Award prior to its termination.

D. Limitation on Adjustment.  Except as previously expressly provided, neither the issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, nor the increase or decrease of the number of authorized shares of stock, nor the addition or deletion of classes of stock, shall affect, and no adjustment by reason thereof shall be required with respect to, the number, class or price of shares of Common Stock then subject to outstanding Options or Stock Awards.

10.  Withholding of Taxes

The Corporation or an Affiliate shall have the right, before any certificate for any Common Stock is delivered, to deduct or withhold from any payment owed to a Participant any amount that is necessary in order to satisfy any withholding requirement that the Corporation or Affiliate in good faith believes is imposed upon it in connection with Federal, state, or local taxes, including transfer taxes, as a result of the issuance of, or lapse of restrictions on, such Common Stock, or otherwise require such Participant to make provision for payment of any such withholding amount. Subject to such conditions as may be established by the Committee, the Committee may permit a Participant to (i) have Common Stock otherwise issuable under an Option or Stock Award withheld to the extent necessary to comply with minimum statutory withholding rate requirements for supplemental income, (ii) tender back to the Corporation shares of Common Stock received pursuant to an Award to the extent necessary to comply with minimum statutory withholding rate requirements for supplemental income, (iii) deliver to the Corporation previously acquired Common Stock, (iv) have funds withheld from payments of wages, salary or other cash compensation due the Participant, or (v) pay the Corporation or its Affiliate in cash, in order to satisfy part or all of the obligations for any taxes required to be withheld or otherwise deducted and paid by the Corporation or its Affiliate with respect to the Option or Stock Award.

11.  Compliance with Law and Approval of Regulatory Bodies

A. General Requirements.  No Option or Stock Award shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Corporation is a party, and the rules of all domestic stock exchanges or quotation systems on which the Corporation’s shares may be listed. The Corporation shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which an Option or Stock Award is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or Stock Award shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Corporation has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

B. Participant Representations.  The Committee may require that a Participant, as a condition to receipt or exercise of a particular award, execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, in which the Participant represents and warrants that the shares are being acquired for such person’s own account, for investment only and not with a view to the resale or distribution thereof. The Participant shall, at the request of the Committee, be required to represent and warrant in writing that any subsequent resale or distribution of shares of Common Stock by the Participant shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act of 1933, which registration statement has become effective and is current with regard to the shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act of 1933, but in claiming such exemption the Participant shall, prior to any offer of sale or sale of such shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Corporation, as to the application of such exemption thereto.

12.  General Provisions

A. Effect on Employment and Service.  Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall (i) confer upon any individual any right to continue in the employ or service of the Corporation or an Affiliate, (ii) in any way affect any right and power of the Corporation or an Affiliate to change an individual’s duties or terminate the employment or service of any individual at any time with or without assigning a reason therefor or (iii) except to the extent the Committee grants an Option or Stock Award to such individual, confer on any individual the right to participate in the benefits of the Plan.

B. Use of Proceeds.  The proceeds received by the Corporation from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

C. Unfunded Plan.  This Plan, insofar as it provides for grants, shall be unfunded, and the Corporation shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Corporation to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.

D. Rules of Construction.  Headings are given to the Sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

E. Choice of Law.  This Plan and all Stock Option Agreements and Stock Award Agreements entered into under the Plan shall be interpreted under the laws of the State of Maryland excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of Maryland.

F. Fractional Shares.  The Corporation shall not be required to issue fractional shares pursuant to the Plan. The Committee may provide for elimination of fractional shares or the settlement of such fraction shares in cash.

G. Foreign Employees.  In order to facilitate the making of any grant or combination of grants under the Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by the Corporation or any Affiliate outside of the United States, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan, as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Corporation.

13.  Amendment and Termination

The Board may amend or terminate this Plan from time to time; provided, however, stockholder approval shall be required for any amendment that (i) increases the aggregate number of shares of Common Stock that may be issued under the Plan, except as contemplated by Section 5.A or 9.B; (ii) changes, amends or modifies the class of employees eligible to receive Incentive Stock Options; (iii) materially increases the benefits accruing under the Plan to Participants (iii) modifies the restrictions of Section 6.L or 7.C on repricing of Options or Stock Appreciation Rights or (v) stockholder approval is required by the terms of any applicable law, regulation or rule, including the rules of any market on which the Corporation shares are traded or exchange on which the Corporation shares are listed. Except as specifically permitted by the Plan, Stock Option Agreement or Stock Award Agreement or as

required to comply with applicable law, regulation or rule, no amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Option or Stock Award outstanding at the time such amendment is made; provided, however, that an amendment that may cause an Incentive Stock Option to become a Nonqualified Stock Option shall not be treated as adversely affecting the rights of the Participant.

14.  Effective Date of Plan, Duration of Plan

This Plan shall be effective upon adoption by the Board, subject to approval within twelve (12) months by the stockholders of the Corporation. In the event that the stockholders of the Corporation shall not approve this Plan within such twelve (12) month period, this Plan shall terminate. Unless and until the Plan has been approved by the stockholders of the Corporation, no Option or Stock Award may be exercised, and no shares of Common Stock may be issued under the Plan. In the event that the stockholders of the Corporation shall not approve the Plan within such twelve (12) month period, the Plan and any previously granted Option or Stock Award shall terminate.

Unless previously terminated, this Plan will terminate ten (10) years after the earlier of (i) the date this Plan is adopted by the Board, or (ii) the date this Plan is approved by the stockholders, except that Awards that are granted under this Plan prior to its termination will continue to be administered under the terms of this Plan until the Awards terminate or are exercised.

IN WITNESS WHEREOF, the Corporation has caused this Plan to be executed by a duly authorized officer as of the date of adoption of this Plan by the Board of Directors.

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Craig Macnab
Name: Craig Macnab

Title:	Chief Executive Officer

Date: March 12, 2007

NATIONAL RETAIL PROPERTIES, INC.
450 S. ORANGE AVENUE SUITE 900
ORLANDO, FL 32801

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FURTHER SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by National Retail Properties, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to National Retail Properties, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NATIONAL RETAIL PROPERTIES, INC.

Vote on Directors

1.	To elect seven directors to serve until the next annual meeting of stockholders or until their successors shall have been elected or qualified.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.
	01) Kevin B. Habicht	05) Robert C. Legler	☐	☐	☐
	02) Clifford R. Hinkle	06) Craig Macnab
	03) Richard B. Jennings	07) Robert Martinez
04) Ted B. Lanier

Vote on Proposals		For	Against	Abstain
2.	To ratify the selection of the independent registered public accounting firm for 2007	☐	☐	☐
3.	To approve the 2007 Performance Incentive Plan	☐	☐	☐
4.	To transact such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. The proxies are authorized in their discretion, to vote such shares upon any other business that may properly come before the meeting and all adjournments and postponements thereof.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

PROXY
NATIONAL RETAIL PROPERTIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Craig Macnab, Julian E. Whitehurst and Kevin B. Habicht, and either of them, attorneys and proxies, with full power of substitution and revocation, to vote, as designated on the reverse side, all shares of common stock that the undersigned is entitled to vote, with all powers that the undersigned would possess if personally present at the annual meeting (including all adjournments thereof) of stockholders of National Retail Properties, Inc. (the “Meeting”) to be held on May 16, 2007, at 9:00 a.m. local time, at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, the shares represented by this Proxy will be voted FOR the proposals. In addition, the proxies may vote in their discretion on such other matters as may properly come before this Meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF NATIONAL RETAIL PROPERTIES, INC.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.